                                                                    EXHIBIT 10.4

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                                   NUCO2 INC.

                                       and

                              SUBSIDIARY GUARANTORS

                          -----------------------------

                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                           Dated as of August 25, 2003

                         ------------------------------

                                   $30,000,000

              16.3% SENIOR SUBORDINATED NOTES DUE FEBRUARY 27, 2009

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                                TABLE OF CONTENTS

            This Table of Contents is not part of the  Agreement  to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----

     SECTION 6.04  SEC DOCUMENTS; FINANCIAL CONDITION; NO MATERIAL

                                      -i-

                                      -ii-

     SECTION 12.08  GOVERNING LAW; JURISDICTION; CONSENT

SCHEDULE 6.10    -  ERISA
SCHEDULE 6.12    -  Debt Agreements
SCHEDULE 6.13    -  Capitalization
SCHEDULE 8.01    -  Indebtedness
SCHEDULE 8.02    -  Liens
SCHEDULE 8.04    -  Investments
SCHEDULE 8.09    -  Capital Expenditures Percentage

EXHIBIT A - Form of Senior Subordinated Note
EXHIBIT B - Form of Opinion of Counsel to the Obligors
EXHIBIT C - Form of Opinion of Special New York Counsel to JPMorgan Partners

                                     -iii-

            SENIOR  SUBORDINATED  NOTE PURCHASE  AGREEMENT  (this  "Agreement"), dated as of August 25, 2003, between:

            NUCO2 INC., a corporation  duly organized and validly existing under the laws of the State of Florida (the "COMPANY");

            each of the Subsidiaries of the Company  appearing under the caption
      "SUBSIDIARY  GUARANTORS"  on  the  signature  pages  hereto  and/or  which pursuant to Section 7.09 shall  hereafter  become a  Subsidiary  Guarantor
      (each  a  "SUBSIDIARY  GUARANTOR"  and,   collectively,   the  "SUBSIDIARY
      GUARANTORS"; and, together with the Company, the "OBLIGORS"); and

            each of the  Investors  of the Notes (as  defined  below)  appearing under the  caption  "INVESTORS"  on the  signature  pages  hereto and each assignee of the rights and obligations of an Investor  pursuant to Section
      12.04 (each, an "INVESTOR", and collectively, the "INVESTORS").

            The Company has requested that the Investors acquire the Notes in an aggregate  original  principal  amount of $30,000,000  (the "Original  Principal
Amount") to refinance  certain existing  indebtedness of the Company.  To induce the Investors to purchase the Notes,  the Obligors and the Investors  propose to enter into this  Agreement  pursuant to which the  Investors  will  purchase the
Notes issued by the Company and the  Subsidiary  Guarantors  will  guarantee the payment in full of the Notes and all other amounts payable under this Agreement.

            Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

            SECTION 1.01 CERTAIN  DEFINED TERMS.  In addition to the other terms defined  herein,  as used herein,  the following  terms shall have the following meanings:

            "ACQUIRED   ENTITY  OR   BUSINESS"   means  either  (i)  the  assets
constituting  a business,  division or product  line of any Person not already a
Subsidiary  of the Company or (ii) 100% of the capital stock of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned
Domestic Subsidiary of the Company (or shall be merged with and into the Company or a Subsidiary  Guarantor,  with the Company or such Subsidiary Guarantor being the surviving Person).

            "AFFILIATE"  means,  with  respect to any Person,  any other  Person directly or indirectly controlling (including all directors and officers of such
Person),  controlled by, or under direct or indirect  common control with,  such
Person.  A Person  shall be  deemed to  control  another  Person if such  Person possesses,  directly  or  indirectly,  the  power  (i) to vote 5% or more of the securities  having  ordinary  voting  power for the  election of  directors  (or equivalent  governing  body) of such  Person  or (ii) to  direct  or  cause  the direction of the management and policies of such other Person,  whether  through the ownership of voting securities, by contract or otherwise; provided that none of the initial  Investors (or any of their  Affiliates) shall be deemed to be an
Affiliate of the Company or any Subsidiary thereof.

            "BANKRUPTCY  CODE" means the  Federal  Bankruptcy  Code of 1978,  as amended from time to time or any successor statute thereto.

            "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

            "CALLED  PRINCIPAL" has the meaning assigned to such term in Section
3.01.

            "CALCULATION   PERIOD"   means,   in  the  case  of  any   Permitted
Acquisition,  the Test Period most recently  ended prior to the date of any such
Permitted Acquisition for which financial statements are available.

            "CAPITAL  EXPENDITURES"  means,  with  respect  to any  Person,  all expenditures  by such Person  which should be  capitalized  in  accordance  with generally accepted accounting principles and, without duplication, the amount of
Capitalized Lease Obligations incurred by such Person.

            "CAPITALIZED LEASE  OBLIGATIONS"  means, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles,  are or will be  required  to be  capitalized  on the  books of such
Person,  in each case taken at the amount thereof  accounted for as indebtedness in accordance with such principles.

            "CASH EQUIVALENTS" means, as to any Person, (i) securities issued or directly and fully  guaranteed  or insured by the United States or any agency or instrumentality  thereof  (provided that the full faith and credit of the United
States is pledged in support  thereof)  having  maturities  of not more than six months from the date of acquisition,  (ii) marketable direct  obligations issued by any state of the United States or any political subdivision of any such state or any public  instrumentality  thereof maturing within six months from the date of acquisition  thereof and, at the time of  acquisition,  having one of the two highest ratings obtainable from either S&P or Moody's,  (iii) dollar denominated time deposits, certificates of deposit and bankers acceptances of any commercial bank having,  or which is the  principal  banking  subsidiary  of a bank holding company  having,  a  long-term  unsecured  debt  rating  of at least  "A" or the equivalent  thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities  of not more than six  months  from the date of  acquisition  by such
Person, (iv) repurchase  obligations with a term of not more than seven days for underlying  securities  of the types  described in clause (i) above entered into with any bank meeting the  qualifications  specified in clause (iii) above,  (v)
commercial paper issued by any Person incorporated in the United States rated at least A-1 or the  equivalent  thereof  by S&P or at least P-1 or the  equivalent thereof by Moody's and in each case  maturing not more than six months after the date of acquisition by such Person,  and (vi)  investments in money market funds substantially  all of whose  assets are  comprised  of  securities  of the types described in clauses (i) through (v) above.

            "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund  Amendments  and  Reauthorization
Act (42 U.S.C. ss.9601 et seq.).

            "CHANGE IN CONTROL"  means (a) any  "person" or "group"  (within the meaning of Rules 13d-3 and 13d-5 under the  Securities  Exchange Act of 1934, as in  effect  on  the  Effective  Date)  shall  (i)  have  acquired,  directly  or indirectly,  beneficial ownership of 30% or more on a fully diluted basis of the voting  and/or  economic  interest in the  Company's  capital  stock,  (ii) have acquired,  directly or indirectly,  by purchase,  sale, lease, exchange or other transfer  (in a single  transaction  or series of related  transactions)  all or substantially  all of the  assets of the  Company  or (iii)  obtained  the power
(whether or not exercised) to elect a majority of the Company's directors or (b)
the board of  directors  of the Company  shall cease to consist of a majority of
Continuing Directors.

            "CLOSING DATE" means August 25, 2003.

            "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder.

            "COMPANY"  has the meaning  assigned to such term in the preamble of this Agreement.

            "CONSOLIDATED  EBIT" means, for any period,  Consolidated Net Income for such period before deducting therefrom  consolidated interest expense of the
Company  and  its  Subsidiaries  for  such  period  (to  the  extent  that  such consolidated  interest  expense was  deducted in  arriving at  Consolidated  Net
Income  for such  period)  and  provision  for taxes  based on income  that were included  in  arriving  at  Consolidated  Net Income for such period and without giving  effect to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business.

            "CONSOLIDATED  EBITDA" means, for any period,  Consolidated EBIT for such period,  adjusted by (x) adding thereto (i) the amount of all  amortization of intangibles and  depreciation  that were deducted in arriving at Consolidated
Net  Income  for such  period,  (ii) the  amount  of all  expenses  incurred  in connection with the  Transactions or the Senior Credit Agreement for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period, and (iii) the amount of all non-cash deferred  compensation expense for such  period  to the  extent  that  same was  deducted  in  arriving  at the
Consolidated  Net Income for such  period and (y)  deducting  therefrom  (i) the amount of all cash  payments  during such period  that are  associated  with any non-cash deferred  compensation  expense that was added back to Consolidated Net
Income in a previous  period and (ii) the  amount of all  consolidated  interest income of the Company and its Subsidiaries for such period;  it being understood that in determining  the  Consolidated  Total Leverage Ratio only,  Consolidated
EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any  Acquired  Entity or Business  acquired  during  such  period  pursuant to a
Permitted  Acquisition and not subsequently sold or otherwise disposed of by the
Company or any of its  Subsidiaries  during  such  period.  Notwithstanding  the foregoing, determinations of Consolidated EBITDA for purposes of Section 8.11 at any time prior to the first  anniversary  of the  Closing  Date shall be made in accordance with the  requirements  of the definition of "Test Period"  contained herein.

            "CONSOLIDATED  INDEBTEDNESS" means, at any time, the sum of (without duplication)  (i) all  indebtedness  (including  principal,  interest,  fees and charges) of the Company  and its  Subsidiaries  for  borrowed  money  (including obligations  evidenced  by  bonds,  notes or  similar  instruments)  and for the deferred  purchase price of property or services  (excluding  trade payables and accrued  expenses  incurred  in the  ordinary  course  of  business),  (ii)  the aggregate  amount of all  Capitalized  Lease  Obligations of the Company and its
Subsidiaries, (iii) all Indebtedness of the types described in clause (i), (ii),
(iv), or (v) of this definition secured by any Lien on any property owned by the
Company or any of its  Subsidiaries,  whether or not such  Indebtedness has been assumed  by such  Person  (provided  that,  if the  Person  has not  assumed  or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount  equal to the fair market  value of the property to which such Lien relates as determined  in good faith by such  Person),  (iv) all
Contingent Obligations of the Company and any of its Subsidiaries (regardless of any contrary  treatment under GAAP), and (v) all Indebtedness of the Company and its  Subsidiaries  of the  type  described  in  clauses  (ii)  and  (vii) of the definition of Indebtedness contained herein;  provided that for purposes of this definition the amount of Indebtedness in respect of the Interest Rate Protection
Agreements and other Hedging  Agreements shall be at any time the unrealized net loss position,  if any, of the Company and/or its  Subsidiaries  thereunder on a marked-to-marked basis determined no more than one month prior to such time.

            "CONSOLIDATED  INTEREST  COVERAGE RATIO" means, for any period,  the ratio of Consolidated  EBITDA for such period to Consolidated  Interest  Expense for such period.

            "CONSOLIDATED  INTEREST  EXPENSE" means, for any period,  the sum of the total consolidated  interest expense of the Company and its Subsidiaries for such  period  (calculated  without  regard  to any  limitations  on the  payment
thereof)  plus,   without   duplication,   that  portion  of  Capitalized  Lease
Obligations of the Company and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing, legal and accounting  costs with respect to the Senior  Credit  Agreement and the non-cash interest expense on the Notes, in each case, shall be excluded from Consolidated
Interest Expense to the extent same would otherwise have been included  therein.
Notwithstanding the foregoing,  determinations of Consolidated  Interest Expense for purposes of Section 8.10 at any time prior to the first  anniversary  of the
Closing Date shall be made in accordance with the requirements of the definition of "Test Period" contained herein.

            "CONSOLIDATED NET INCOME" means, for any period,  the net income (or loss) of the Company  and its  Subsidiaries  for such  period,  determined  on a consolidated basis (after any deduction for minority  interests),  provided that
(i) in determining  Consolidated Net Income,  the net income of any other Person which is not a Subsidiary  of the Company or is accounted  for by the Company by the equity  method of  accounting  shall be  included  only to the extent of the payment of cash  dividends  or cash  distributions  by such other  Person to the
Company or a Subsidiary  thereof during such period,  (ii) the net income of any
Subsidiary of the Company  shall be excluded to the extent that the  declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of  determination  permitted  by operation of its charter or any agreement,  instrument or law  applicable to such  Subsidiary and (iii) except for  determinations  to be made on a Pro Forma  Basis,  the net income (or loss) of any other Person  acquired by the Company or a Subsidiary of the Company in a pooling of  interests  transaction  for any period prior to the date of such acquisition shall be excluded.

            "CONSOLIDATED TOTAL LEVERAGE RATIO" means, at any time, the ratio of
(x) Consolidated  Indebtedness at such time to (y)  Consolidated  EBITDA for the
Test Period then most recently ended.

            "CONTINGENT  OBLIGATION"  means, as to any Person, any obligation of such  Person as a result of such  Person  being a general  partner  of any other
Person,  unless the underlying  obligation is expressly made  non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness,  leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly,  including any obligation of such Person, whether or not contingent,  (i) to  purchase  any  such  primary  obligation  or  any  property constituting  direct or indirect  security  therefor,  (ii) to advance or supply funds (x) for the purchase or payment of any such primary  obligation  or (y) to maintain  working  capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,  (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such  primary  obligation  of the ability of the primary  obligor to make payment of such primary  obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however,  that the term Contingent  Obligation shall not include endorsements of instruments  for deposit or collection in the ordinary  course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such
Contingent  Obligation  is made or, if not stated or  determinable,  the maximum reasonably  anticipated  liability in respect  thereof  (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "CONTINUING  DIRECTORS"  means the  directors  of the Company on the
Closing  Date and  each  other  director  if such  director's  election  to,  or nomination  for the  election  to,  the board of  directors  of the  Company  is recommended or approved by a majority of then continuing directors.

            "DEFAULT" means any event or condition which constitutes an Event of
Default or which  upon  notice,  lapse of time or both  would,  unless  cured or waived, become an Event of Default.

            "DISCOUNTED  VALUE" has the meaning assigned to such term in Section
3.01.

            "DOLLARS"  or "$"  refers to lawful  money of the  United  States of
America.

            "ENVIRONMENTAL  LAWS" means all  Federal,  state,  local and foreign statutes and codes or regulations,  rules or ordinances issued,  promulgated, or approved thereunder, now or hereafter in effect (including those with respect to asbestos or asbestos containing  material),  relating to pollution or protection of the  environment  and relating to public  health and safety,  relating to (i)

emissions,  discharges,  releases or threatened releases of Hazardous Materials, into the environment  (including ambient air, surface water,  ground water, land
surface  or   subsurface   strata),   or  (ii)  the   manufacture,   processing,
distribution,  use  generation,   treatment,  storage,  disposal,  transport  or
handling of any Hazardous  Materials,  and (iii)  underground  storage tanks and related piping,  and emissions,  discharges and releases or threatened  releases therefrom, such Environmental Laws to include, without limitation, (i) the Clean
Air Act (42  U.S.C.ss.7401 et seq.),  (ii) the Clean Water Act (33 U.S.C.ss.1251
et seq.), (iii) the Resource  Conservation and Recovery Act (42 U.S.C.ss.6901 et
seq.), (iv) the Toxic Substances  Control Act (15 U.S.C.ss.2601 et seq.) and (v)
CERCLA, each as amended.

            "ENVIRONMENTAL   LIABILITY"  means  any  liability,   contingent  or
otherwise   (including  any  liability  for  damages,   costs  of  environmental
remediation,  fines, penalties or indemnities), of the Company or any Subsidiary directly  or  indirectly  resulting  from or  based  upon (i)  violation  of any
Environmental Law, (ii) the generation, use, handling, transportation,  storage, treatment  or  disposal  of  any  Hazardous  Materials,  (iii)  exposure  to any
Hazardous  Materials,  (iv) the release or  threatened  release of any Hazardous
Materials  into  the  environment  or  (v)  any  contract,  agreement  or  other consensual  arrangement  pursuant to which  liability is assumed or imposed with respect to any of the foregoing.

            "EQUITY   RIGHTS"   means,   with   respect  to  any   Person,   any
subscriptions,  options, warrants, commitments,  preemptive rights or agreements of any kind  (including any  stockholders'  or voting trust  agreements) for the issuance,  sale,  registration or voting of, or securities convertible into, any additional  shares  of  capital  stock of any  class,  or  partnership  or other ownership interests of any type in, such Person.

            "ERISA" means the Employee  Retirement  Income Security Act of 1974, as  amended  from  time  to time  and  the  rules  and  regulations  promulgated thereunder.

            "ERISA  AFFILIATE"  means  any  trade or  business  (whether  or not incorporated)  that,  together with the Company, is treated as a single employer under  Section  414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and  Section  412 of the Code,  is treated as a single  employer  under
Section 414 of the Code.

            "ERISA  EVENT"  means:  (i) any  "reportable  event",  as defined in
Section 4043 of ERISA or the  regulations  issued  thereunder  with respect to a
Plan (other than an event for which the 30-day  notice  period is waived);  (ii)
the existence with respect to any Plan of an  "accumulated  funding  deficiency"
(as defined in Section 412 of the Code or Section 302 of ERISA),  whether or not waived;  (iii) the  filing  pursuant  to  Section  412(d) of the Code or Section
303(d) of ERISA of an application for a waiver of the minimum  funding  standard with respect to any Plan; (iv) the incurrence by the Company or any of its ERISA
Affiliates  of any  liability  under  Title  IV of  ERISA  with  respect  to the termination of any Plan;  (v) the receipt by the Company or any ERISA  Affiliate from the PBGC or a plan  administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi)
the  incurrence  by the Company or any of its ERISA  Affiliates of any liability with  respect  to  the  withdrawal  or  partial  withdrawal  from  any  Plan  or
Multiemployer  Plan; or (vii) the receipt by the Company or any ERISA  Affiliate of any notice, or the receipt by any Multiemployer  Plan from the Company or any
ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "ERISA PLAN" means any employee  pension  benefit plan (other than a
Multiemployer  Plan)  subject to the  provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA,  and in respect of which the Company or any ERISA  Affiliate is (or, if such plan were  terminated,  would under Section
4069 of ERISA be deemed to be) an  "employer"  as  defined  in  Section  3(5) of
ERISA.

            "EVENT OF DEFAULT" has the meaning  assigned to such term in Section
9.01.

            "EXISTING  CREDIT  AGREEMENT"  means the Second Amended and Restated
Revolving Credit  Agreement,  dated as of September 24, 2001, among the Company, the lenders party thereto,  SunTrust Bank, as administrative agent, issuing bank and swingline  lender,  Heller  Financial,  Inc., as syndication  agent, and BNP
Paribas, as documentation agent, as amended, modified or supplemented.

            "EXISTING  PREFERRED  STOCK"  means (i) 5,000  shares of Series A 8%
cumulative  convertible  preferred  stock,  no par value,  issued to J.P. Morgan
Partners  (BHCA),  L.P.  and  (ii)  2,500  shares  of  Series  B  8%  cumulative convertible  preferred  stock,  no par value,  issued to Paribas North  America,
Inc., in each case outstanding on the date hereof.

            "EXISTING  SENIOR  SUBORDINATED  NOTE PURCHASE  AGREEMENT" means the
Senior Subordinated Note Purchase Agreement, dated as of October 31, 1997, among the Company,  the subsidiary  guarantors  party thereto and the investors  party thereto, as amended, modified or supplemented.

            "GAAP" means generally accepted accounting  principles in the United
States of America.

            "GOVERNMENTAL  AUTHORITY"  means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency,  authority,  instrumentality,  regulatory body, court, central  bank or  other  entity  exercising  executive,  legislative,  judicial, taxing,  regulatory,  monetary or administrative powers of a governmental nature or functions of or pertaining to government.

            "HAZARDOUS MATERIALS" means all explosive or radioactive  substances or wastes and all  hazardous or toxic  substances,  wastes or other  pollutants, including  petroleum or petroleum  distillates,  asbestos or asbestos containing materials,  polychlorinated  biphenyls,  radon gas, infectious or medical wastes and all other  substances  or wastes of any  nature  regulated  pursuant  to any
Environmental Law.

            "INDEBTEDNESS" means, as to any Person, without duplication, (i) all indebtedness  (including principal,  interest,  fees and charges) of such Person for borrowed  money or for the deferred  purchase price of property or services,
(ii) the  maximum  amount  available  to be drawn  under all  letters of credit, bankers'  acceptances  and  similar  obligations  issued for the account of such
Person and all unpaid  drawings in respect of such  letters of credit,  bankers'
acceptances  and  similar  obligations,  (iii)  all  Indebtedness  of the  types described  in clause (i),  (ii),  (iv),  (v),  (vi) or (vii) of this  definition secured by any Lien on any property  owned by such  Person,  whether or not such
Indebtedness  has been assumed by such Person  (provided that, if the Person has not assumed or otherwise  become  liable in respect of such  Indebtedness,  such
Indebtedness  shall be deemed to be in an amount  equal to the fair market value of the property to which such Lien relates as  determined  in good faith by such
Person),  (iv) the aggregate amount of all Capitalized Lease Obligations of such
Person, (v) all obligations of such Person to pay a specified purchase price for goods or services,  whether or not delivered or accepted,  i.e., take-or-pay and similar obligations,  (vi) all Contingent  Obligations of such Person, and (vii)
all obligations under any Interest Rate Protection Agreement,  any Other Hedging
Agreement or under any similar type of agreement. Notwithstanding the foregoing,
Indebtedness  shall not include trade payables and accrued expenses  incurred by any Person in accordance with customary  practices and in the ordinary course of business of such Person.

            "INTEREST  PAYMENT  DATE" has the  meaning  assigned to such term in
Section 2.04.

            "INTEREST RATE  PROTECTION  AGREEMENT"  means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "INVESTMENT" has the meaning assigned to such term in Section 8.04.

            "INVESTOR  REPRESENTATIVE" means (i) JPMorgan Partners so long as it shall be a holder of any of the Notes or (ii) otherwise,  an Investor designated by the Required Investors to act as the Investor Representative hereunder.

            "INVESTORS" has the meaning assigned to such term in the preamble of this Agreement.

            "JPMORGAN PARTNERS" means J.P. Morgan Partners (BHCA), L.P.

            "LEASEHOLDS"  of any Person means all the right,  title and interest of such  Person as lessee or  licensee  in, to and under  leases or  licenses of land, improvements and/or fixtures.

            "LIEN"  means  any  mortgage,  pledge,  hypothecation,   assignment,
deposit  arrangement,   encumbrance,  lien  (statutory  or  other),  preference,
priority or other security agreement of any kind or nature whatsoever (including any  conditional  sale or other title  retention  agreement,  any  financing  or similar  statement or notice filed under the UCC or any other similar  recording or notice statute,  and any lease having substantially the same effect as any of the foregoing).

            "MAKE-WHOLE AMOUNT" has the meaning assigned to such term in Section
3.01.

            "MARGIN STOCK" means "margin stock" within the meaning of Regulation
U.

            "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the
business,  operations,   property,  projections,  assets,  liabilities  (whether
contractual,  environmental or otherwise), condition (financial or otherwise) or prospects  of the  Company  and its  Subsidiaries  taken  as a  whole  or (ii) a material  adverse  effect on the ability of the  Obligors  (taken as a whole) to perform their payment or other material obligations hereunder or under any other
Note Document.

            "Moody's" means Moody's Investors Service, Inc.

            "MULTIEMPLOYER  PLAN"  means  a  multiemployer  plan as  defined  in
Section 4001(a)(3) of ERISA as to which the Company, any Subsidiary or any ERISA
Affiliate  is  obligated  to  make,  has  made,  or  will be  obligated  to make contributions on behalf of participants who are or were employed by any of them.

            "NET INSURANCE  PROCEEDS" means, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event)  received by the respective  Person in connection with such
Recovery Event.

            "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, the
Warrant Agreement and the Warrants.

            "NOTES"  has the  meaning  assigned  to such term in  Section  2.01, including  any Notes issued in  substitution  for any Notes  theretofore  issued pursuant to this Agreement and any Notes issued under Section 2.04(d)

            "OBLIGORS" has the meaning  assigned to such term in the preamble of this Agreement.

            "ORIGINAL PRINCIPAL AMOUNT" has the meaning assigned to such term in the recitals of this Agreement.

            "OTHER HEDGING  AGREEMENTS"  means any foreign  exchange  contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements  designed to protect  against  fluctuations  in currency  values or commodity prices.

                           "PBGC" means the Pension Benefit Guaranty Corporation
referred to and defined in ERISA and any successor entity performing similar functions.

            "PERMITTED  ACQUISITION"  means the  acquisition by the Company or a
Wholly Owned Domestic Subsidiary of the Company which is a Subsidiary  Guarantor of an Acquired  Entity or Business  (including by way of merger of such Acquired
Entity or  Business  with and into the  Company  (so long as the  Company is the surviving  corporation)  or a  Wholly-Owned  Domestic  Subsidiary of the Company
which is a  Subsidiary  Guarantor  (so long as the  Subsidiary  Guarantor is the surviving corporation)), provided that (in each case) (i) the consideration paid or to be paid by the Company or such Wholly-Owned  Domestic  Subsidiary consists solely of cash, the issuance or incurrence of Indebtedness  otherwise  permitted by Section 8.01 and the  assumption/acquisition  of any Indebtedness (calculated at face value) which is permitted to remain  outstanding in accordance  with the requirements of Section 8.01, (ii) in the case of the acquisition of 100% of the capital  stock or other  equity  interests  of any Person  (including  by way of merger), such Person shall own no capital stock or other equity interests of any other Person  (excluding de minimis amounts) unless such Person owns 100% of the capital stock or other equity  interests of such other Person,  (iii) all of the business, division or product line acquired pursuant to the respective Permitted

                                       10

Acquisition,  or the business of the Person acquired  pursuant to the respective
Permitted  Acquisition and its  Subsidiaries  taken as a whole, is in the United
States, (iv) the Acquired Entity or Business acquired pursuant to the respective
Permitted  Acquisition  is in a business  permitted  by Section 8.06 and (v) all applicable requirements of Section 7.10 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately
preceding   sentence,   an  acquisition   which  does  not  otherwise  meet  the
requirements set forth above in the definition of "Permitted  Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Investors agree in writing, prior to the consummation thereof, that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

            "PERMITTED ACQUISITION BASKET AMOUNT" means, for each fiscal year of the  Company,  $4,000,000  (or,  in the case of the fiscal  year of the  Company ending  June 30,  2004,  $5,000,000,  but only to the  extent  such  incremental
$1,000,000  over the annual basket  provided above is used to acquire the assets of Coca-Cola Enterprises pursuant to a Permitted Acquisition).

            "PERMITTED  ENCUMBRANCE"  means,  with respect to any Real  Property owned or leased by the Company or any of its  Subsidiaries  which is  encumbered
(or required to be encumbered) by a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust,  deed to secure debt,  leasehold deed to secure debt or similar  security  instrument,  such exceptions to title as are set forth in any mortgage title  insurance  policy or a binding  commitment  with respect thereto pursuant to the Senior Credit Agreement.

            "PERSON" means any natural person, corporation, partnership, limited
liability  company,  trust,  joint  venture,   association,   company  or  other
organization, whether or not legal entity, and any Governmental Authority.

            "PIK  INTEREST  AMOUNT"  has the  meaning  assigned  to such term in
Section 2.04.

            "PLAN"  means any pension  plan as defined in Section 3(2) of ERISA, which is maintained or  contributed to by (or to which there is an obligation to contribute of) the Company or a Subsidiary of the Company or an ERISA  Affiliate
and each such plan for the five year  period  immediately  following  the latest date on which the  Company,  a Subsidiary  of the Company or an ERISA  Affiliate
maintained, contributed to or had an obligation to contribute to such plan.

            "PRO FORMA BASIS"  means,  in  connection  with any  calculation  of compliance  with any  financial  covenant or  financial  term,  the  calculation thereof  after giving  effect on a pro forma basis to (x) the  incurrence of any
Indebtedness  (other than revolving  Indebtedness,  except to the extent same is incurred to refinance other  outstanding  Indebtedness or to finance a Permitted
Acquisition)  after the first day of the relevant  Calculation Period as if such
Indebtedness  had been incurred (and the proceeds  thereof applied) on the first day of the  relevant  Calculation  Period,  (y) the  permanent  repayment of any
Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding  permanent  commitment  reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant  Calculation  Period  and/or (z) the  Permitted
Acquisition,  if any,  then  being  consummated  as well as any other  Permitted

                                       11

Acquisition  consummated after the first day of the relevant  Calculation Period and on or prior to the date of the respective  Permitted  Acquisition then being effected,  as the case may be, with the  following  rules to apply in connection therewith:

            (i) all Indebtedness (x) (other than revolving Indebtedness,  except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted  Acquisition) incurred or issued after the first day of the  relevant  Calculation  Period  (whether  incurred to finance a
      Permitted  Acquisition,  to refinance  Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds  thereof applied)
      on  the  first  day  of  the  respective  Calculation  Period  and  remain outstanding  through  the  date  of  determination  and  (y)  (other  than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction)  permanently retired or redeemed after the first day of the relevant  Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective  Calculation Period and remain retired through the date of determination;

            (ii)  all  Indebtedness   assumed  to  be  outstanding  pursuant  to
      preceding  clause  (i) shall be deemed to have borne  interest  at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been  applicable  thereto on the last day of the respective  Calculation  Period, in the case of floating rate Indebtedness
      (although  interest  expense with respect to any  Indebtedness for periods while same was actually  outstanding during the respective period shall be calculated  using the  actual  rates  applicable  thereto  while  same was actually outstanding); and

            (iii) in making any determination of Consolidated  EBITDA, pro forma effect shall be given to any Permitted Acquisition  consummated during the periods described above, with such Consolidated EBITDA to be determined as if such  Permitted  Acquisition  was  consummated  on the first day of the relevant Calculation Period, but without taking into account any pro forma cost savings and expenses.

            "PROJECTIONS"  means the  projections  dated  June 2, 2003 that were provided  at the annual bank  meeting  and were  prepared by or on behalf of the
Company in connection with the Transactions and delivered to the Investors prior to the Closing Date.

            "QUALIFIED INVESTOR" means (i) any initial Investor of the Notes and
(ii) any bank,  trust  company,  savings  and loan  association,  pension  plan, investment  company,  insurance company,  broker,  dealer or any other financial institution or entity, regardless of legal form.

            "REAL  PROPERTY"  of any  Person  means  all the  right,  title  and interest of such Person in and to land,  improvements  and  fixtures,  including
Leaseholds.

            "recovery  event"  means the  receipt  by the  Company or any of its
Subsidiaries of any cash insurance  proceeds or  condemnation  awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event  with  respect  to any  property  or assets of the  Company  or any of its
Subsidiaries.

                                       12

            "REGULATIONS T, U AND X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any  successor),  as the same may be modified and supplemented and in effect from time to time.

            "REINVESTMENT  YIELD"  has the  meaning  assigned  to  such  term in
Section 3.01.

            "RELATED PARTIES" means, with respect to any specified Person,  such
Person's Affiliates and the respective directors, officers, partners, employees, agents and advisors of such Person and such Person's Affiliates.

            "RELEASE"  means any release,  spill,  emission,  leaking,  pumping, injection, deposit, disposal,  discharge,  dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through  ambient air,  soil,  surface  water,  ground water,  wetlands,  land or subsurface strata.

            "REMAINING  AVERAGE  LIFE" has the meaning  assigned to such term in
Section 3.01.

            "REMAINING SCHEDULED PAYMENTS" has the meaning assigned to such term in Section 3.01.

            "REQUIRED INVESTORS" means, at any time, Investors holding more than a majority in aggregate  principal amount of the Notes at the time  outstanding, in aggregate principal amount of the Notes at the time outstanding (exclusive of
Notes  then  owned  by the  Company  or any of its  Affiliates  (other  than any
Investor)).

            "RESTRICTED  PAYMENT" means: (i) any dividend or other  distribution
(whether in cash,  securities or other  property)  with respect to any shares of any class of capital stock of the Company or any of its Subsidiaries  other than dividends paid by a Subsidiary; (ii) any payment (whether in cash, securities or other property),  including any sinking fund or similar  deposit,  on account of the purchase, redemption, retirement,  acquisition,  cancellation or termination of any such shares of capital stock of the Company or any of its Subsidiaries or any option, warrant or other right to acquire any such shares; (iii) any payment on  account  of the  purchase,  redemption,  conversion,  exchange,  retirement, acquisition, defeasance or sinking fund payment with respect to any Indebtedness that is junior or subordinate to the Notes; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to  acquire  shares of any class of capital  stock of the  Company or any of its
Subsidiaries.

            "S&P" means  Standard & Poor's Ratings  Services,  a division of The
McGraw-Hill Companies, Inc.

            "SEC" means the Securities and Exchange  Commission or any successor thereto.

            "SECURITIES ACT" means the Securities Act of 1933, as amended and in effect from time to time.

            "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

                                       13

            "SENIOR CREDIT  AGREEMENT" means the Credit  Agreement,  dated as of
August 25,  2003,  among the  Company,  the  lenders  from time to time  parties thereto and BNP  Paribas,  as  administrative  agent for such  lenders,  and any refinancing, refunding, extension or renewal thereof (whether or not with any of the  lenders  or the agent for such  lenders  then  party to the  Senior  Credit
Agreement),  in each  case,  at any  time  amended,  modified,  restated  and/or supplemented in accordance with Section 8.13(a).

            "SENIOR CREDIT  DOCUMENTS" means the Senior Credit Agreement and all other documents and agreements originally executed and delivered thereunder,  in each case, as the same shall,  subject to Section 8.13(a), be amended,  restated
and/or supplemented and in effect from time to time.

            "SENIOR DEBT" means the following obligations of the Company and its
Subsidiaries:

            (i)  with  respect  to the  Company,  all  principal  of  the  loans outstanding  under the  Senior  Credit  Agreement,  all  interest  thereon
      (including  any  interest  accruing  after  the date of any  filing by the
      Company of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar  proceedings  with respect to the Company whether or not the same is allowed as a claim in any such  proceeding)  and all other amounts outstanding thereunder, including all reimbursement obligations in respect of letters of credit thereunder,  expenses  (including  attorneys'
      fees),  indemnities  and  penalties  and  all  commitment,   facility  and
      administrative,  agency or other  similar fees payable by the Company from time to time under the Senior Credit Documents, and any obligations of the
      Company in respect of Interest Rate Protection  Agreements owing to one or more of the lenders under Senior  Credit  Agreement  and/or  affiliates of such lenders (even if such lender subsequently ceases to be a lender under the Senior Credit Agreement) that are permitted by the terms of the Senior
      Credit Agreement;

            (ii) with respect to any Subsidiary of the Company, the guarantee of such Subsidiary in respect of any Senior Debt of the Company; and

            (iii) with respect to the Company and its Subsidiaries,  any and all refinancings, replacements or refundings of any of the amounts referred to in clauses (i) and (ii) above;

provided that the aggregate  principal or face amount of Senior Debt  (exclusive of obligations in respect of Interest Rate Protection  Agreements referred to in said  clause  (i)),  and  any  refinancing,  replacement  or  refunding  thereof permitted  under  clause  (iii)  above  (including  the  maximum  amount  of the aggregate  commitments  of the lenders to extend any revolving  credit  facility thereunder) shall not exceed at any time $60,000,000, minus the aggregate amount of (x) permanent  reductions of revolving credit commitments  thereunder and (y)
prepayments  of any term  loans  made from time to time in respect of the Senior
Debt (excluding however, for avoidance of doubt,  reductions of revolving credit commitments  and/or  prepayments  of  term  loans  made  in  connection  with  a refinancing, replacement or refunding of Senior Debt).

                                       14

            "SENIOR DEBT  REPRESENTATIVE"  means (i) initially,  BNP Paribas and
(ii)  thereafter,  such other holder of Senior Debt  notified in writing to each
Investor pursuant to (and in accordance with the requirements of) Section 11.13.

            "SETTLEMENT  DATE" has the meaning  assigned to such term in Section
3.01.

            "SUBSIDIARY"  means, as to any Person, (i) any corporation more than
50% of whose stock of any class or classes having by the terms thereof  ordinary voting  power  to  elect  a  majority  of  the  directors  of  such  corporation
(irrespective  of  whether  or not at the time  stock of any class or classes of such  corporation  shall  have or  might  have  voting  power by  reason  of the happening of any  contingency) is at the time owned by such Person and/or one or more  Subsidiaries of such Person and (ii) any  partnership,  limited  liability company, association,  joint venture or other entity in which such Person and/or one or more  Subsidiaries  of such Person has more than a 50% equity interest at the time. Unless otherwise  specified,  "Subsidiary" and "Subsidiaries"  means a
Subsidiary and Subsidiaries, respectively, of the Company.

            "SUBORDINATED DEBT" has the meaning assigned to such term in Section
11.01.

            "SUBSIDIARY  GUARANTOR" has the meaning assigned to such term in the preamble of this Agreement.

            "TAX"  means,  with  respect to any Person,  any  Federal,  state or foreign tax,  assessment,  customs duties or other governmental  charge, levy or assessment  (including  any  withholding  tax)  upon  such  Person  or upon such
Person's assets, revenues, income or profits.

            "TEST PERIOD" means each period of four consecutive  fiscal quarters of the Company  then last ended (in each case taken as one  accounting  period).
Notwithstanding  anything to the contrary  required by United  States  generally accepted  accounting  principles for purposes of any calculation of Consolidated
Interest Expense  pursuant to Section 8.10 and  Consolidated  EBITDA required in determining  the  Consolidated  Total  Leverage Ratio at any time on or prior to
September  30,  2004,  the term "Test  Period"  shall mean be a one-year  period ending  on the  last  day of the  fiscal  quarter  then  last  ended,  with  any calculations  of (x)  Consolidated  Interest  Expense  required  in  determining compliance with Section 8.10 to be made on a pro forma basis in accordance with, and to the extent  provided  in, the  immediately  succeeding  sentence  and (y)
Consolidated  EBITDA  required in determining  the  Consolidated  Total Leverage
Ratio to be made on a pro forma  basis in  accordance  with,  and to the  extent provided in, the second succeeding  sentence.  To the extent the respective Test
Period (i) includes the fiscal  quarter of the Company ended  December 31, 2002,
Consolidated  Interest  Expense  for such fiscal  quarter  shall be deemed to be
$1,873,000,  (ii)  includes  the fiscal  quarter of the Company  ended March 31,
2003,  Consolidated  Interest Expense for such fiscal quarter shall be deemed to be  $1,766,000,  (iii) includes the fiscal quarter of the Company ended June 30,
2003,  Consolidated  Interest Expense for such fiscal quarter shall be deemed to be  $1,738,000  and (iv)  includes  the  fiscal  quarter  of the  Company  ended
September 30, 2003,  Consolidated  Interest Expense shall be determined by using actual  Consolidated  Interest Expense for such period  determined in accordance with the  definition  thereof.  To the extent  the  respective  Test  Period (i)
includes the fiscal quarter of the Company ended December 31, 2002, Consolidated
EBITDA for such fiscal quarter shall be deemed to be  $4,421,000,  (ii) includes

                                       15

the fiscal quarter of the Company ended March 31, 2003,  Consolidated EBITDA for such fiscal quarter shall be deemed to be $5,436,000,  (iii) includes the fiscal quarter of the Company ended June 30, 2003,  Consolidated EBITDA for such fiscal quarter shall be deemed to be $6,285,000 and (iv) includes the fiscal quarter of the Company ended September 30, 2003, Consolidated EBITDA shall be determined by using actual  Consolidated  EBITDA for such period determined in accordance with the definition thereof; provided that any additional adjustments required by the definition of Pro Forma Basis for occurrences  after the Closing Date shall also be made.

            "TRANSACTIONS" means the execution,  delivery and performance by the
(i)  Obligors of this  Agreement,  the  issuance of the Notes and the use of the proceeds  thereof in  accordance  with the preamble of this  Agreement  and (ii)
Company of the Warrant Agreement and the issuance of the Warrants thereunder.

            "WARRANT AGREEMENT" means the Warrant Agreement dated as of the date hereof  between  the  Company  and the  holders of the  Warrants  party  thereto pursuant to which the Warrants are issued, as amended and in effect from time to time.

            "WARRANTS"  means each of the warrants  issued to the holders of the
Warrants on the Closing Date  pursuant to the Warrant  Agreement,  including any warrants issued in replacement or substitution thereof.

            "WHOLLY-OWNED  DOMESTIC  SUBSIDIARY"  means,  as to any Person,  any
Wholly-Owned Subsidiary of such Person which is incorporated or organized in the
United States or any State thereof.

            "WHOLLY-OWNED   SUBSIDIARY"   means,  as  to  any  Person,  (i)  any
corporation  100% of whose  capital  stock is at the time  owned by such  Person and/or  one or more  Wholly-Owned  Subsidiaries  of such  Person  and  (ii)  any partnership,  association,  joint  venture or other  entity in which such Person and/or one or more  Wholly-Owned  Subsidiaries  of such Person has a 100% equity interest at such time.

            "WITHDRAWAL  LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02 TERMS GENERALLY.  The definitions of terms herein shall apply  equally to the singular and plural forms of the terms  defined.  Whenever the context may require, any pronoun shall include the corresponding  masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed  by the phrase  "without  limitation".  The word "will"
shall be  construed  to have the same  meaning  and effect as the word  "shall".
Unless the context requires  otherwise (a) any definition of or reference to any agreement,  instrument or other document  herein shall be construed as referring to such  agreement,  instrument or other  document as from time to time amended, supplemented  or  otherwise  modified  (subject  to  any  restrictions  on  such amendments,  supplements or modifications  set forth herein),  (b) any reference herein to any Person shall be construed to include such Person's  successors and assigns, (c) the words "herein", "hereof" and "hereunder",  and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any  particular  provision  hereof,  (d)  all  references  herein  to  Articles,

                                       16

Sections,  Exhibits  and  Schedules  shall be construed to refer to Articles and
Sections of, and Exhibits and  Schedules  to, this  Agreement  and (e) the words
"asset" and  "property"  shall be  construed to have the same meaning and effect and to refer to any and all  tangible  and  intangible  assets  and  properties, including cash, securities, accounts and contract rights.

            SECTION 1.03 ACCOUNTING TERMS;  GAAP. Except as otherwise  expressly provided  herein,  all  terms of an  accounting  or  financial  nature  shall be construed  in  accordance  with GAAP,  as in effect from time to time;  provided that,  if the  Company  notifies  the  Investors  that the  Company  requests an amendment  to any  provision  hereof  to  eliminate  the  effect  of any  change occurring  after the date  hereof in GAAP or in the  application  thereof on the operation of such  provision  (or if the Required  Investors  notify the Company that they  request an  amendment  to any  provision  hereof  for such  purpose), regardless  of whether any such  notice is given  before or after such change in
GAAP or in the application thereof,  then such provision shall be interpreted on the basis of GAAP as in effect and applied  immediately before such change shall have  become  effective  until such  notice  shall have been  withdrawn  or such provision  amended in accordance  herewith.  To enable the ready and  consistent determination  of compliance  with the covenants set forth in Article VIII,  the
Company  will not change  the last day of its  fiscal  year from June 30 of each year, or the last days of the first three fiscal  quarters in each of its fiscal years from September 30, December 31, and March 31 of each year, respectively.

                                   ARTICLE II

                            AMOUNT AND TERMS OF NOTES

            SECTION  2.01  COMMITMENTS.  Subject  to  and  upon  the  terms  and conditions set forth herein, each Investor severally agrees to purchase from the
Company,  and the Company  agrees to issue to such  Investor,  its 16.3%  Senior
Subordinated  Note due February 27, 2009 (each a "Note" and,  collectively,  the
"Notes"),  which Note (i) shall be issued on the Closing  Date and (ii) shall be purchased at par by such Investor in an amount equal to the principal amount set forth opposite its name on the signature pages hereto.

            SECTION  2.02  DISBURSEMENT  OF  FUNDS.  Each  Investor  shall  make available all amounts to be funded by such Investor  under this Agreement on the
Closing  Date in  immediately  available  funds to the account  specified by the
Company.

            SECTION 2.03 NOTES.

            (a) The Company's obligation to pay the principal (including any PIK
Interest  Amount) of,  Make-Whole  Amount (if any) and interest on all the Notes issued by it shall be evidenced by a Note,  substantially in the form of Exhibit
A,  duly  executed  and  delivered  by the  Company  with  blanks  appropriately completed in conformity herewith.

            (b) Upon  receipt by the Company of evidence  satisfactory  to it of the loss,  theft,  destruction  or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity  satisfactory to it (the relevant  Investor's
undertaking  shall  be  satisfactory   indemnity  in  case  of  loss,  theft  or
destruction of any Note owned by such Investor),  and upon  reimbursement to the

                                       17

Company of all reasonable expenses  incidental  thereto,  and upon surrender and cancellation  of such  Note,  if  mutilated,  the  Company  will pay any  unpaid principal,  Make-Whole  Amount (if any),  interest and prepayment charge then or theretofore due and payable on such Note and will deliver in lieu of such Note a new Note in the remaining  unpaid principal amount thereof and carrying the same rights to interest (unpaid and to accrue).

            (c) Except to the extent otherwise provided herein,  each payment of principal of the Notes  (including any PIK Interest Amount) by the Company shall be made for account of the Investors pro rata in accordance  with the respective unpaid principal  amounts of the Notes held by them and each payment of interest on the Notes  (including  any PIK Interest  Amount) by the Company shall be made for account of the Investors pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Investors.

            SECTION 2.04 INTEREST.

            (a) The  unpaid  principal  amount of each Note  (including  any PIK
Interest  Amount)  shall bear  interest  from the  Closing  Date until  maturity
(whether by acceleration or otherwise) at the rate of 16.3% per annum.

            (b) Any amount that is not paid when due hereunder  (without  giving effect to grace  periods,  if any) shall bear interest from the date such amount was due through the date of payment at a rate equal to 18.3% per annum.  Without limiting the foregoing (but without duplication), upon the occurrence and during the  continuance  of any Event of  Default,  the  principal  amount of the Notes
(including  each  PIK  Interest  Amount),  and  all  other  amounts  then  owing hereunder, shall bear interest for each day during the period from and including the  occurrence of such Event of Default to but excluding the date such Event of
Default shall have been cured or waived at a rate equal to 18.3% per annum.

            (c) Interest on the unpaid  principal amount of each Note (including any PIK Interest Amount added to principal in accordance with this Section 2.04)
shall  accrue from and  including  the Closing  Date (or, in the case of any PIK
Interest Amount, the date on which such amount is so added to principal pursuant to this Section 2.04) to but excluding the date of any payment thereof and shall be payable,  in  immediately  available  funds (except as expressly  provided in paragraph  (d) of this Section  2.04),  quarterly in arrears on February 28, May
31,  August 31 and  November  30 in each year and on the  maturity  date of each
Note,  commencing on November 30, 2003 (each an "Interest Payment Date"), and on any prepayment (on the amount prepaid),  at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (d) Notwithstanding  anything herein to the contrary, 4.3% per annum of the  accrued  interest  on the  Notes  (including  any  PIK  Interest  Amount theretofore  added to principal) due on any Interest Payment Date (other than at the  maturity  of the  Notes)  shall be paid "in  kind"  by the  Company  on the relevant  Interest  Payment  Date by adding the amount of such  interest  to the principal  amount of each Note (or, in the case of  interest  payable on any PIK
Interest Amount,  to such PIK Interest Amount) (each such amount so paid in kind pursuant to this clause being a "PIK  Interest  Amount").  Each  Investor  shall maintain  records  evidencing  the amount of each PIK  Interest  Amount (and any interest  paid "in  kind"  thereon)  paid in  respect  of each Note held by such
Investor,  and the entries in such records shall be prima facie  evidence of the

                                       18

existence and amounts of the  obligations  recorded  therein  (provided that the failure of any such holder to maintain  such records or any error  therein shall not in any manner affect the  obligation of the Company to pay each PIK Interest
Amount,  with interest thereon, in accordance with the terms of this Agreement).
At the request of any  Investor,  the Company  shall execute and deliver to such
Investor one or more promissory notes (each substantially in the form of Exhibit
A hereto,  with such changes  thereto as shall be requested by such  Investor to give effect to the terms of this Section  2.04(d)) to evidence any or all of the
PIK Interest Amounts  (including  interest  thereon) then owing to such Investor hereunder.

            (e) All computations of interest hereunder and under the Notes shall be made on the basis of a 360-day year  consisting  of twelve  30-day months and shall be payable for the actual number of days elapsed  (including the first day but excluding the date of payment thereof).

            SECTION 2.05 SEVERAL OBLIGATIONS;  REMEDIES INDEPENDENT. The failure of any  Investor to purchase  the Note to be purchased by it on the Closing Date shall not relieve any other  Investor of its  obligation to purchase its Note on such date,  but no Investor  shall be  responsible  for the failure of the other
Investor to purchase its Note,  and no Investor shall have any obligation to any other Investor for the failure by such Investor to purchase any Note required to be purchased by such  Investor.  The amounts  payable by the Company at any time hereunder  and  under  the  Notes  to each  Investor  shall  be a  separate  and independent  debt and each Investor shall be entitled to protect and enforce its rights  arising out of this Agreement and the Notes held by it, and it shall not be necessary for any other Investor to consent to, or be joined as an additional party in, any proceedings for such purposes.

                                   ARTICLE III

                              PREPAYMENTS; PAYMENTS

            SECTION 3.01 PREPAYMENTS.

            (a)  Subject to Article XI, the  Company  may,  at its option,  upon notice as provided in this Section 3.01,  prepay all or, from time to time, part of the Notes (including any PIK Interest  Amounts) at any time prior to February
25, 2005 in an amount equal to 100% of the principal  amount being  prepaid,  in each  case  together  with  interest  accrued  and  unpaid on the Notes (or part thereof,  as the  case  may  be) to the  prepayment  date  plus  the  applicable
Make-Whole Amount.

            For purposes of this  Agreement,  the following terms shall have the following meanings:

                        "MAKE-WHOLE  AMOUNT" means, with respect to any Note, an
            amount equal to the excess,  if any, of the Discounted  Value of the
            Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called  Principal,  provided  that the  Make-Whole  Amount  shall  not be less  than 6% of such  Called
            Principal.

                                       19

                        "CALLED  PRINCIPAL" means, with respect to any Note, the
            principal  of such  Note  that  is to be  prepaid  pursuant  to this
            Section 3.01 or has become or is declared to be immediately  due and payable pursuant to Section 9.01, as the context requires.

                        "DISCOUNTED  VALUE"  means,  with  respect to the Called
            Principal  of any Note,  the  amount  obtained  by  discounting  all
            Remaining  Scheduled  Payments with respect to such Called Principal from their  respective  scheduled due dates to the  Settlement  Date with respect to such Called  Principal,  in accordance with accepted financial  practice  and at a discount  factor  (applied on the same periodic  basis as that on which  interest  on the Notes is payable)
            equal  to  the  Reinvestment  Yield  with  respect  to  such  Called
            Principal.

                        "REINVESTMENT  YIELD" means,  with respect to the Called
            Principal of any Note, the sum of (x) if such Called Principal is to be prepaid  pursuant to Section 3.01 or has become or is declared to be immediately due and payable  pursuant to Section 9.01, 2.50% plus
            (y) the yield to maturity implied by (i) the yields reported,  as of
            10:00 A.M. (New York City time) on the second Business Day preceding the Settlement  Date with respect to such Called  Principal,  on the display designated as "Page PX1" on Bloomberg  Financial Markets (or such other  display as may replace Page PX1 on  Bloomberg  Financial
            Markets)  for  actively  traded U.S.  Treasury  securities  having a maturity  equal  to the  remaining  term  of the  Notes  as of  such
            Settlement  Date, or (ii) if such yields are not reported as of such time or the yields  reported as of such time are not  ascertainable, the Treasury  Constant  Maturity  Series  Yields  reported,  for the latest day for which such  yields  have been so  reported  as of the second  Business Day preceding the  Settlement  Date with respect to such Called Principal,  in U.S. Federal Reserve  Statistical Release
            H.15 (519) (or any comparable  successor  publication)  for actively traded U.S. Treasury  securities having a constant maturity equal to the remaining  term of the Notes as of such  Settlement  Date.  Such implied yield will be  determined,  if necessary,  by (a) converting
            U.S.   Treasury  bill  quotations  to   bond-equivalent   yields  in
            accordance with accepted  financial  practice and (b)  interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity  closest to and greater than the remaining  term of the
            Notes and (2) the actively  traded U.S.  Treasury  security with the maturity closest to and less than the remaining term of the Notes.

                        "REMAINING  SCHEDULED  PAYMENTS" means,  with respect to
            the  Called  Principal  of any Note,  all  payments  of such  Called
            Principal  and  interest   thereon  that  would  be  due  after  the
            Settlement Date with respect to such Called  Principal if no payment of such Called  Principal were made prior to its scheduled due date, provided  that  if  such  Settlement  Date  is not a date  on  which interest  payments  are due to be made under the terms of the Notes, then the amount of the next succeeding  scheduled  interest  payment will be reduced by the amount of interest accrued to such Settlement
            Date and  required to be paid on such  Settlement  Date  pursuant to this Section 3.01 or Section 9.01.

                        "SETTLEMENT  DATE"  means,  with  respect  to the Called
            Principal of any Note, the date on which such Called Principal is to be prepaid  pursuant to Section 3.01 or has become or is declared to be  immediately  due and payable  pursuant to Section  9.01,  as the context requires.

                                       20

            (b) The Company may, at its option,  upon notice as provided  below, prepay all or, from time to time, part of the Notes  (including any PIK Interest
Amounts)  at any time from and after  February  25, 2005 at a price equal to the sum of (i) the  principal  amount of all PIK Interest  Amounts being prepaid and
(ii) the applicable  percentage  for the applicable  period listed below of that portion of the Original Principal Amount being prepaid,  in each case,  together with  interest  accrued  and  unpaid on the Notes  (including  any PIK  Interest
Amounts), or part thereof, as the case may be, to the prepayment date:

            Period                                              Price
            ------                                              -----

            From February 25, 2005 through August 24, 2006       106%

            From August 25, 2006 through August 24, 2007         103%

            Thereafter                                           100%.

            (c)  Notwithstanding  clauses  (a) or (b)  above,  in the event of a
Change in Control  prior to the third  anniversary  of the Closing Date in which the net cash  consideration  received  (or  receivable)  by the  Company  or its shareholders  shall be at least equal (or equivalent) to $22.00 per share of the
Company's   authorized  common  stock,  the  Company,  in  connection  with  the consummation of such Change in Control, may at its option prepay all outstanding
Notes at a price  equal to 103% of the  principal  amount of each Note,  in each case,  together with interest  accrued and unpaid on each Note (or part thereof, as the case may be) to the payment date.

            (d) The Company  will give each  holder of the Notes  notice of each optional  prepayment  under  paragraph  (a) or (b) of this Section 3.01 not less than 20 days prior to the date fixed for such prepayment,  specifying such date, the  aggregate  principal  amount of the Notes to be prepaid  on such date,  the principal  amount of each Note held by such holder to be prepaid the interest to be prepaid to the prepayment  date with respect to such  principal  amount being prepaid and the  Make-Whole  Amount or premium (if any), as  applicable,  due in connection with such prepayment.

            (e) In the  case  of  each  partial  prepayment  of the  Notes,  the principal  amount of the Notes to be prepaid shall be allocated among all of the
Notes at the time  outstanding in proportion,  as nearly as practicable,  to the
respective  unpaid  principal   amounts  thereof  not  theretofore   called  for
prepayment;  provided  that such  prepayment  shall be  applied,  first,  to the prepayment  of all PIK Interest  Amounts,  together  with the accrued and unpaid interest  thereon,  and,  only after such amounts have been paid in full, to the prepayment of the Original  Principal Amount of the Notes. At the request of the
Company,  any Note which is to prepaid only in part shall be  surrendered to the
Company by the holder thereof,  and the Company shall issue to such holder a new
Note equal in principal  amount to the unpaid  portion of the  surrendered  Note
(after giving effect to such prepayment) and in the form of Exhibit A.

            (f) In the case of each prepayment of Notes pursuant to this Section
3.01,  the  principal  amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such  prepayment,  together with interest,
Make-Whole Amount (if any) and premium (if any) on such principal amount accrued to such date.  From and after such date,  unless the  Company  shall fail to pay such  principal  amount when so due and payable,  together with the interest and

                                       21

Make-Whole  Amount,  if any,  thereon,  interest on such principal  amount shall cease to accrue.  Any Note paid or prepaid in full shall be  surrendered  to the
Company and canceled  and shall not be reissued,  and no Note shall be issued in lieu of any prepaid principal amount of any Note.

            (g) The Company  will not and will not permit any of its  Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the  outstanding  Notes  except upon the payment or  prepayment  of the Notes in accordance  with the terms of this Agreement or otherwise on terms  identical to those  offered  to all the  other  Investors  (whether  or not such  terms  have actually been accepted by all the  Investors).  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes  pursuant to any provision of this  Agreement and no Notes may be issued in substitution or exchange for any such Notes.

            SECTION  3.02  METHOD  AND PLACE OF  PAYMENT.  Except  as  otherwise specifically provided herein, all payments under this Agreement shall be made to any Investor, not later than 1:00 p.m. (New York time) on the date when due, and shall be made in immediately available funds in dollars to the account specified therefor by such Investor. Any payments under this Agreement and the Notes which are made by the Company  later than 1:00 p.m. (New York time) shall be deemed to have been made on the next succeeding  Business Day.  Anything in this Agreement or the Notes to the  contrary  notwithstanding,  any  payment of  principal  of,
Make-Whole  Amount (if any),  or premium or interest  on any Note,  or any other payment  hereunder  or  under  the  Notes,  that is due on a date  other  than a
Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the  computation of the interest  payable on such next succeeding Business Day.

                                   ARTICLE IV

                        REPRESENTATIONS OF THE INVESTORS

            Each Investor severally represents to the Company as follows:

            SECTION 4.01  PURCHASE FOR  INVESTMENT.  Such Investor is purchasing the Notes to be purchased by it on the Closing Date for its own general  account and/or for one or more separate accounts maintained by it and not with a view to any  distribution of the Notes that would be in violation of the securities laws of the  United  States of  America  or any  State  thereof,  without  prejudice, however,  to such Investor's right at all times to sell or otherwise  dispose of all or any part of the Notes under an exemption from such registration available under the Securities Act (including Rules 144 and 144A promulgated  thereunder), and subject, nevertheless, to the disposition of its property being at all times within its control and subject to the terms of Section 12.04.

            SECTION 4.02 ACCREDITED AND  SOPHISTICATED  INVESTOR.  Such Investor
(a) is an "accredited investor" as defined in Rule 501(a) of the Securities Act, and (b) by reason of its business and financial experience,  has such knowledge, sophistication  and  experience  in business and  financial  matters so as to be

                                       22

capable of evaluating the merits and risks of the prospective  investment in the
Notes,  is able to bear  the  economic  risk of such  investment  and is able to afford  a  complete  loss of such  investment,  and (c) has  been  afforded  the opportunity  to make inquiries of management of the Company and has made its own investigation  whether or not to purchase  Notes and in making its  decision has not relied in any way on the fact that any other  Person has decided to purchase
Notes under this Agreement.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

            SECTION 5.01 Conditions  Precedent to Notes.  The obligations of the
Investors to purchase the Notes issued by the Company hereunder are subject,  at the time of the  purchase of the Notes,  to the  satisfaction  of the  following conditions:

            (a) CORPORATE AND OTHER  DOCUMENTS.  Certified copies of the charter and by-laws (or equivalent documents) of each Obligor and of all corporate
      (or other)  authority  for each  Obligor  (including  board of director or similar  resolutions  and evidence of the incumbency,  including  specimen signatures,  of  officers)  with  respect to the  execution,  delivery and performance  of such of the  Note  Documents  to  which  such  Obligor  is intended  to be a party and each other  document to be  delivered  by such
      Obligor from time to time in connection  herewith and the Notes  hereunder
      (each Investor may conclusively rely on such certificate until it receives notice in writing from such Obligor to the contrary).

            (b) OFFICER'S CERTIFICATE.  A certificate of a senior officer of the
      Company,  dated the Closing  Date,  to the effect set forth in clauses (a)
      and (b) of Section 5.02.

            (c)  OPINION OF  COUNSEL  TO THE  OBLIGORS.  An  opinion,  dated the
      Closing Date, of Olshan Grundman Frome  Rosenzweig & Wolosky LLP,  counsel to the Obligors,  substantially in the form of Exhibit B (and each Obligor hereby instructs such counsel to deliver such opinion to the Investors).

            (d) OPINION OF SPECIAL NEW YORK  COUNSEL TO  JPMORGAN  PARTNERS.  An
      opinion,  dated the Closing Date, of Milbank,  Tweed, Hadley & McCloy LLP,
      special New York counsel to JPMorgan  Partners,  substantially in the form of Exhibit C.

            (e) NOTES.  One or more Notes,  duly completed and executed for each
      Investor.

            (f) WARRANT  AGREEMENT.  The Warrant  Agreement,  duly  executed and delivered by each of the parties thereto,  and the Warrants required to be issued under Section 2.02 of the Warrant  Agreement as of the Closing Date
      duly issued and  delivered to each of the initial  holders of the Warrants as provided in the Warrant Agreement, and each of the other agreements and instruments  contemplated to be executed and/or delivered  thereunder,  in each case duly executed and/or delivered.

                                       23

            (g)  SENIOR  CREDIT  AGREEMENT.  Evidence  that  the  Senior  Credit
      Agreement  providing for commitments to extend credit to the Company in an aggregate  principal amount of at least  $50,000,000 and otherwise in form and substance  satisfactory  to the Investors shall have been executed and delivered by each of the parties thereto and shall be in effect,  and that the  initial  loans  thereunder  shall have been made to the  Company  (or contemporaneously with the purchase of the Notes hereunder shall be made), and  the  Investors  shall  have  received  copies  of the  Senior  Credit
      Agreement and, upon the request of the Investors, each of the other Senior
      Credit  Documents  delivered  thereunder  in  connection  with the initial borrowing  thereunder,  in each case  certified by a senior officer of the
      Company.

            (h) REPAYMENT OF EXISTING INDEBTEDNESS.  Evidence that the principal of and  interest  on,  and all other  amounts  owing in  respect  of,  the
      Indebtedness  (including the Indebtedness  outstanding  under the Existing
      Senior  Subordinated  Note  Purchase  Agreement  and the  Existing  Credit
      Agreement)  indicated on Schedule 8.01 that is to be repaid on the Closing
      Date shall have been (or shall be  simultaneously)  paid in full, that any commitments to extend credit under the agreements or instruments  relating to such  Indebtedness  shall have been canceled or terminated and that all guarantees in respect of, and all Liens  securing,  any such  Indebtedness shall have been  released (or  arrangements  satisfactory  to the Required
      Lenders for such release shall have been made).

            (i)  FINANCIAL  STATEMENTS.  The  Investors  shall have received the financial statements referred to in Section 6.04.

            (j) OTHER DOCUMENTS. Such other documents as any Investor or special
      New York counsel to the Investors may reasonably request.

The obligation of any Investor to purchase its Note hereunder is also subject to the payment or delivery by the Company of such fees and other  consideration  as the Company  shall have agreed to pay or deliver to any Investor or an Affiliate thereof in connection  herewith,  including the reasonable  fees and expenses of
Milbank,  Tweed,  Hadley & McCloy  LLP,  special  New York  counsel to  JPMorgan
Partners,  in  connection  with  the  negotiation,  preparation,  execution  and delivery of the Note  Documents  and the issuance of the Notes  hereunder and of the Warrants under the Warrant Agreement (to the extent that statements for such fees and expenses have been delivered to the Company).

            SECTION 5.02.  OTHER  CONDITIONS  PRECEDENT.  The  obligation of any
Investor to purchase its Note(s) hereunder is subject to the further  conditions precedent that, both immediately  prior to the purchase of such Note(s) and also after giving effect thereto and to the intended use thereof:

            (a) no Default shall have occurred and be continuing; and

            (b)  the  representations  and  warranties  made by the  Company  in
      Article VI shall be true and  correct on and as of the  Closing  Date with the same  force and  effect as if made on and as of such date (or,  if any such  representation  or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                                       24

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            The Company represents and warrants to the Investors that:

            SECTION  6.01  ORGANIZATION;  POWERS.  Each of the  Company  and its
Subsidiaries (a) is duly organized,  validly existing and in good standing under the  laws  of the  jurisdiction  of its  respective  organization,  (b)  has all requisite  power and  authority  to carry on its business in which it is engaged and  presently  proposes  to engage and (c) except  where the  failure to do so, individually or in the aggregate,  could not reasonably be expected to result in a Material  Adverse  Effect,  is  qualified  to do  business  in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 6.02  AUTHORIZATION;  ENFORCEABILITY.  The  Transactions are
within each Obligor's corporate, partnership or limited liability company powers and have been duly authorized by all necessary corporate, partnership or limited liability company.  Each of this Agreement and the Notes have been duly executed and  delivered  by each  Obligor  and  constitutes  a legal,  valid and  binding obligation of each Obligor, enforceable in accordance with its respective terms, subject to  applicable  bankruptcy,  insolvency,  reorganization,  moratorium or other  laws  affecting  creditors'  rights  generally  and  subject  to  general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 6.03 GOVERNMENTAL APPROVALS; NO CONFLICTS.  The Transactions
(a) do not require any consent or approval of,  registration  or filing with, or any  other  action  by,  any  Governmental  Authority  by the  Company  and  its
Subsidiaries,  except  such as have been  obtained or made and are in full force and  effect,  (b) will not  violate  any  applicable  law or  regulation  or the charter,  by-laws or other organizational  documents of the Company or of any of its  Subsidiaries or any order,  writ,  injunction or decree of any Governmental
Authority,  (c) will not  violate  or result in a default  under any  indenture, credit agreement or loan agreement or any other material agreement,  contract or instrument,  in each case binding upon the Company or of any of its Subsidiaries or its assets,  or give rise to a right  thereunder to require any payment to be made by the  Company or of any of its  Subsidiaries,  and (d) will not result in the creation or  imposition of any Lien on any asset of the Company or of any of its Subsidiaries (other than pursuant to the Senior Credit Documents).

            SECTION 6.04 SEC DOCUMENTS; FINANCIAL CONDITION; NO MATERIAL ADVERSE
CHANGE.

            (a) The Company has filed in a timely manner all documents  that the
Company was required to file with the  Commission  under  Sections 13, 14(a) and
15(d) of the Securities  Exchange Act, since its initial public offering.  As of their  respective  filing dates, all documents filed by the Company with the SEC
("SEC DOCUMENTS") complied in all material respects with the requirements of the
Securities  Exchange Act or the Securities  Act, as applicable.  None of the SEC
Documents  as of their  respective  dates  contained  any untrue  statement of a

                                       25

material fact or omitted to state material fact required to be stated therein or necessary to make the  statements  made therein,  in light of the  circumstances under which they were made,  not  misleading.  The  financial  statements of the
Company included in the SEC Documents comply as to form in all material respects with  applicable  accounting  requirements  and with  the  published  rules  and regulations of the SEC with respect thereto.

            (b) The  Company  has  heretofore  furnished  to the  Investors  its audited consolidated balance sheet,  statements of income (including  supporting footnote  disclosures)  and cash flows as of and for the fiscal  year ended June
30, 2002 with the opinion of  Margolin,  Winer & Evens LLP,  independent  public accountants.  Such financial statements as of and for the fiscal year ended June
30,  2003 are being  audited  by  Margolin,  Winer & Evens LLP and such audit is substantially completed.

            (c) The financial  statements  included in the SEC Documents and the referred to in paragraph (b) above present fairly, in all material respects, the financial  position and results of operations  and cash flows of the Company and its consolidated  Subsidiaries as of the respective dates and for the respective periods in accordance with GAAP (subject, in the case of any unaudited financial statements, to customary year-end adjustments).

            (d) Since June 30, 2002,  there has been no material  adverse change in the business, operations, property, projections, assets, liabilities (whether contractual,  environmental or otherwise), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

            (e) The Projections  delivered to the Investors prior to the Closing
Date have been prepared in good faith and are based on  reasonable  assumptions, and there are no statements or  conclusions in the  Projections  which are based upon or  include  information  known  to the  Company  to be  misleading  in any material respect or which fail to take into account material  information  known to the Company regarding the matters reported therein.  On the Closing Date, the
Company  believes that the Projections  are reasonable and attainable,  it being recognized by the Investors,  however,  that projections as to future events are not to be viewed as facts  and that the  actual  results  during  the  period or periods  covered by the  Projections  may differ from the projected  results and such differences may be material.

            SECTION 6.05 PROPERTIES.

            (a) Each of the Company and its  Subsidiaries  has good title to, or valid leasehold interests in, all its real and personal property material to its business,  except for (i) Permitted Encumbrances and (ii) minor defects in title that do not  interfere  with its  ability to conduct its  business as  currently conducted or to utilize such properties for their intended purposes.

            (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all  trademarks,  tradenames,  copyrights,  patents and other  intellectual property  material to its  business,  and the use thereof by the Company and its
Subsidiaries, to the best of the Company's knowledge, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the  aggregate,  could not  reasonably be expected to result in a Material
Adverse Effect.

                                       26

            SECTION 6.06 LITIGATION AND ENVIRONMENTAL MATTERS

            (a) There are no  actions,  suits or  proceedings  by or before  any arbitrator or Governmental Authority now pending against or, to the knowledge of any  Obligor,  threatened  against  or  affecting  the  Company  or  any  of its
Subsidiaries  (i) that could  reasonably  be  expected,  individually  or in the aggregate,  to result in a Material Adverse Effect,  or (ii) with respect to the
Transactions or the Note Documents.

            (b) Except with respect to any other matters that,  individually  or in the  aggregate,  could not  reasonably  be  expected  to result in a Material
Adverse Effect,  neither the Company nor any of its  Subsidiaries (i) has failed to comply with any Environmental  Law or to obtain,  maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,  (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            SECTION  6.07  COMPLIANCE  WITH  LAWS  AND  AGREEMENTS.  Each of the
Company and its  Subsidiaries  is in compliance  with all laws,  regulations and orders of any  Governmental  Authority  applicable to it or its property and all indentures,  agreements and other  instruments  binding upon it or its property, except where the failure to do so,  individually or in the aggregate,  could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 6.08  INVESTMENT  AND HOLDING  COMPANY  STATUS.  Neither the
Company nor any of its  Subsidiaries  is (a) an "investment  company" as defined in, or subject to regulation under, the Investment  Company Act of 1940 or (b) a
"holding  company" as defined  in, or subject to  regulation  under,  the Public
Utility Holding Company Act of 1935.

            SECTION  6.09 TAXES.  Each of the Company and its  Subsidiaries  has
timely filed or caused to be filed all tax returns and reports  required to have been  filed and has paid or caused  to be paid all Taxes  required  to have been paid by it,  except  (a)  Taxes  that  are  being  contested  in good  faith  by appropriate  proceedings  and for  which  the  Company  or such  Subsidiary,  as applicable,  has set aside on its books  adequate  reserves or (b) to the extent that the  failure  to do so could  not  reasonably  be  expected  to result in a
Material Adverse Effect.

            SECTION 6.10 ERISA. Except as disclosed in Schedule 6.10:

            (a)  IDENTIFICATION  OF PLANS.  Neither  the  Company  nor any ERISA
      Affiliate  maintains or  contributes  to, or has maintained or contributed to, any Plan that is an ERISA Plan;

            (b) COMPLIANCE.  Each Plan has at all times been maintained,  by its terms and in operation,  in accordance  with all applicable  laws,  except where such noncompliance (when taken as a whole) would not have a Material
      Adverse Effect;

            (c) LIABILITIES.  Neither the Company nor any of its Subsidiaries is
      currently  making,  nor has in the last 6 years  been  obligated  to make, contributions  (directly or indirectly) to a Multiemployer Plan, nor is it
      currently  nor  will  it  become  subject  to  any  liability   (including
      withdrawal liability),  tax or penalty whatsoever to any Person whomsoever

                                       27

      with respect to any Plan including any tax,  penalty or liability  arising under Title I or Title IV or ERISA or Chapter 43 of the Code, except where such liabilities (when taken as a whole) would not have a Material Adverse
      Effect; and

            (d) Funding.  The Company and each ERISA Affiliate has made full and timely  payment of all amounts (i)  required to be  contributed  under the terms of each  Plan and  applicable  law and (ii)  required  to be paid as expenses of each Plan.

            SECTION 6.11 DISCLOSURE.  All factual information (taken as a whole)
furnished by or on behalf of the Company in writing to any Investor  (including, without  limitation,  all  information  contained in the Note  Documents and the
Senior Credit  Agreement) for purposes of or in connection  with this Agreement, the other Note Documents or any transaction  contemplated  herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf  of the  Company  in  writing  to any  Investor  will be,  true and accurate in all material  respects on the date as of which such  information  is dated or certified and not incomplete by omitting to state any fact necessary to make such information  (taken as a whole) not misleading in any material respect at such time in light of the  circumstances  under  which such  information  was provided.

            SECTION  6.12  DEBT  AGREEMENTS.  Schedule  6.12 is a  complete  and correct  list of each credit  agreement,  loan  agreement,  indenture,  purchase agreement,  guarantee,  letter of credit or other  arrangement  providing for or otherwise relating to any Indebtedness  (other than the Senior Credit Agreement, the Existing Credit Agreement and the Existing Senior Subordinated Note Purchase
Agreement)  or any  extension  of credit (or  commitment  for any  extension  of credit) to, or guarantee by, the Company or any of its Subsidiaries, outstanding on the date hereof,  and the aggregate  principal or face amount  outstanding or that may become  outstanding under each such arrangement is correctly  described in Schedule 6.12.

            SECTION 6.13  CAPITALIZATION.  The  authorized  capital stock of the
Company  consists,  on the date hereof,  of an aggregate of  35,000,000  shares, consisting of (i) 30,000,000 shares of common stock, par value $0.001 per share, of which 10,633,405 shares are duly and validly issued and outstanding,  each of which shares is fully paid and nonassessable, and (ii) 5,000,000 shares of blank check preferred stock, of which the Existing Preferred Stock is duly and validly issued  and  outstanding.  As of the date  hereof,  (x) except as  disclosed  in
Schedule  6.13 and except as  provided in the  Warrant  Agreement,  there are no outstanding  Equity  Rights  with  respect to the  Company  and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem,  or otherwise acquire any shares of capital stock of the Company nor are there any outstanding  obligations of the Company or any of its  Subsidiaries to make payments to any Person, such as "phantom stock" payments,  where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

            SECTION 6.14 SUBSIDIARIES. The Company has no Subsidiaries as of the
Closing Date.

            SECTION  6.15 PRIVATE  OFFERING BY THE COMPANY.  Neither the Company
nor anyone acting on its behalf has offered the Notes or any similar  securities for sale to, or  solicited  any offer to buy any of the same from,  or otherwise

                                       28

approached  or negotiated  in respect  thereof  with,  any person other than the
Investors  and certain  other  institutional  investors,  each of which has been offered the Notes at a private  sale for  investment,  which offer or sale would not  require  registration  under the  Securities  Act.  Neither the Company nor anyone  acting on its  behalf has taken,  or will  take,  any action  that would subject the issuance or sale of the Notes to the  registration  requirements  of
Section 5 of the Securities Act.

            SECTION  6.16 LABOR  RELATIONS.  Neither  the Company nor any of its
Subsidiaries  is engaged in any unfair labor  practice that could  reasonably be expected,  either  individually or in the aggregate,  to have a Material Adverse
Effect.  There is (i) no unfair labor  practice  complaint  pending  against the
Company  or  any of its  Subsidiaries  or,  to  the  knowledge  of the  Company, threatened  against any of them,  before the National Labor Relations Board, and no grievance or  arbitration  proceeding  arising out of or under any collective
bargaining   agreement  is  so  pending  against  the  Company  or  any  of  its
Subsidiaries  or, to the  knowledge  of the Company,  threatened  against any of them, (ii) no strike,  labor dispute,  slowdown or stoppage  pending against the
Company  or  any of its  Subsidiaries  or,  to  the  knowledge  of the  Company, threatened  against  the  Company  or any of its  Subsidiaries  (iii)  no  union representation  question  exists with respect to the employees of the Company or any of its Subsidiaries and (iv) no collective bargaining agreement exists which is binding on the Company or any of its  Subsidiaries;  except (with  respect to
any  matter  specified  in  clause  (i),  (ii)  (iii)  or  (iv)  above,   either
individually  or in the  aggregate)  such as could not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries
has any  Equal  Employment  Opportunity  Commission  charges  or other  claim of employment  discrimination  pending or, to the  Company's  knowledge,  currently threatened  against  them that would  reasonably  be expected to have a Material
Adverse Effect;  no wage and hour department  investigation has been made of the
Company or any of its  Subsidiaries  that would reasonably be expected to have a
Material  Adverse  Effect;  there are no  occupational  health and safety claims against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.  Since the enactment of the Worker Adjustment and Retraining  Notification Act (the "WARN Act") neither the Company nor any of its Subsidiaries  effectuated (i) a "plant closing" (as defined in the WARN Act)
affecting any site of employment  or one or more  facilities or operating  units within  any  site  of  employment  or  facility  of  the  Company  or any of its
Subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of  employment or facility of the Company or any of its  Subsidiaries;  nor has the Company or any of its  Subsidiaries  been affected by any transaction or engaged in layoffs or  employment  terminations  sufficient in number to trigger application  of any similar  state or local law.  Neither the Company nor any of its Subsidiaries has suffered an "employment  loss" (as defined in the WARN Act)
since  six  (6)  months  prior  to the  date  hereof;  and the  Company  and its
Subsidiaries  are in  compliance  in all  material  respects  with the terms and provisions of the  Immigration  Reform and Control Act of 1986, as amended,  and all related regulations promulgated thereunder.

                                       29

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

            The Company covenants and agrees with the Investors that, so long as any Note is outstanding  and until payment in full of all amounts payable by the
Company hereunder and thereunder,  unless the Required Investors shall otherwise consent pursuant to Section 12.02:

            SECTION 7.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company
will furnish to each Investor:

            (a) within 90 days after the end of each fiscal year of the Company,
      (i) the  consolidated and  consolidating  balance sheet of the Company and its  Subsidiaries  as at the  end of such  fiscal  year  and  the  related consolidated and consolidating  statements of income and retained earnings and statement of cash flows for such fiscal year setting forth (commencing with the Company's fiscal year ending June 30, 2004)  comparative  figures
      for  the  preceding   fiscal  year  and  certified  (x)  in  the  case  of
      consolidated financial statements,  by Margolin Winer & Evens LLP or other independent  certified public accountants of recognized  national standing reasonably  acceptable  to the Investor  Representative,  together with an unqualified opinion of such accounting firm which demonstrates that (I) in the course of its regular audit of the financial statements of the Company and its  Subsidiaries,  which  audit  was  conducted  in  accordance  with generally  accepted auditing  standards,  such accounting firm obtained no knowledge of any Default relating to financial or accounting matters which has occurred and is  continuing  or, if in the opinion of such  accounting firm such a Default has occurred and is continuing,  a statement as to the nature thereof,  and (II) such  statements  fairly present in all material respects in accordance with generally accepted  accounting  principles the financial  condition  of the Company and its  Subsidiaries  as of the date indicated  and the results of their  operations  and changes in their cash flows  for the  periods  indicated  (y) in the  case of the  consolidating financial  statements,  by the chief financial officer or treasurer of the
      Company that they fairly  present in all material  respects in  accordance with generally accepted  accounting  principles the financial condition of the respective Subsidiaries or group of Subsidiaries covered thereby as of the dates  indicated  and the results of their  operations  and changes in their  cash  flows  for  the  periods  indicated,  and  (ii)  management's discussion  and  analysis  of  the  important  operational  and  financial developments during such fiscal year;

            (b) within 45 days after the end of each of the first  three  fiscal quarters of each  fiscal year of the  Company,  (i) the  consolidated  and consolidating  balance sheet of the Company and its Subsidiaries as at the end of such quarterly  accounting period and the related  consolidated and consolidating  statements of income and retained earnings and statement of cash  flows  for such  quarterly  accounting  period  and for the  elapsed portion  of the  fiscal  year  ended  with the last day of such  quarterly accounting period, in each case setting forth comparative  figures for the corresponding  quarterly  accounting  period in the prior  fiscal year and comparable  budgeted figures for such quarterly  accounting  period as set forth in the respective budget delivered pursuant to Section 7.01(e),  all of which shall be certified by the chief financial  officer of the Company that they  fairly  present in all  material  respects in  accordance  with

                                       30

      generally accepted  accounting  principles the financial  condition of the
      Company and its  Subsidiaries as of the dates indicated and the results of their  operations for the periods  indicated,  subject to normal  year-end audit  adjustments  and the absence of  footnotes,  and (ii)  management's discussion  and  analysis  of  the  important  operational  and  financial developments during such quarterly accounting period;

            (c) Within 30 days after the end of each  fiscal  month (or,  in the case of the last fiscal month of any fiscal quarter,  within 45 days after the end of such fiscal month) of the Company  (commencing  with its fiscal month ended on July 31, 2003), the consolidated and consolidating  balance sheet of the  Company  and its  Subsidiaries  as at the end of such fiscal month and the related consolidated and consolidating  statements of income and retained  earnings  and  statement of cash flows for such fiscal month and for the elapsed  portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative  figures for the corresponding  fiscal  month  in the  prior  fiscal  year  and  comparable budgeted  figures  for such  fiscal  month as set forth in the  respective budget delivered  pursuant to Section  7.01(e),  all of which shall fairly present in all material  respects in accordance  with  generally  accepted accounting  principles  the  financial  condition  of the  Company and its
      Subsidiaries as of the dates indicated and the results of their operations for the periods  indicated,  subject to normal year-end audit  adjustments and the absence of footnotes;

            (d)  concurrently  with any delivery of financial  statements  under clause (a) or (b) above, a certificate of the chief  financial  officer of the Company (i)  certifying as to whether a Default has occurred and, if a
      Default has occurred,  specifying the details thereof and any action taken or  proposed  to  be  taken  with  respect  thereto,  (ii)  setting  forth reasonably detailed  calculations  demonstrating  compliance with Sections
      8.01(d),  8.01(e),  8.03(c),  8.09  and  8.11,  (iii)  setting  forth  the
      Consolidated Total Leverage Ratio as at the last day of the fiscal quarter or fiscal year, as the case may be, of the Company to which such financial statements  relate,  together with the calculation (in reasonable  detail)
      required to establish such  Consolidated  Total Leverage  Ratio,  and (iv)
      stating whether any material change in GAAP or in the application  thereof which would effect the financial  statements  in any material  respect has occurred since the date of the audited financial statements referred to in
      Section 6.04 and, if any such change has occurred,  specifying  the effect of such change on the financial statements accompanying such certificate;

            (e) no later  than 45 days  following  the first day of each  fiscal year of the  Company,  a budget  in form  reasonably  satisfactory  to the
      Investors  (including budgeted  statements of income,  sources and uses of cash  and  balance  sheets  for  the  Company  and its  Subsidiaries  on a consolidated  basis) (i) for each of the twelve months of such fiscal year prepared  in detail  and (ii) for the two  immediately  succeeding  fiscal years  prepared  in  summary  form,  in  each  case  setting  forth,  with appropriate  discussion,  the principal assumptions upon which such budget is based;

            (f) promptly after the same become publicly available, copies of all periodic and other reports,  proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities

                                       31

      exchange, or distributed by the Company to its shareholders  generally, as the case may be;

            (g) promptly upon receipt thereof, copies of all significant reports submitted to the Company by independent  public  accountants in connection with each annual,  interim or special audit of the financial statements of the Company made by such  accountants,  including any "management  letter"
      received from its certified public  accountants and management's  response thereto;

            (h) promptly  upon receipt  thereof,  copies of all notices given or received by the Company  with  respect to  noncompliance  with any term or condition related to any Senior Debt;

            (i) promptly following any request therefor,  such other information regarding the operations,  business affairs and financial condition of the
      Company or any  Subsidiary  that is in the  Company's or its  Subsidiary's possession, as any Investor may reasonably request; and

            (j) within 30 Business  Days after the end of each month,  a monthly report,  in the same  form and  content  as had been  delivered  under the
      Existing Senior  Subordinated Note Purchase  Agreement (or such other form approved by the Required Investors),  demonstrating performance levels for such month and the  trailing  twelve-month  period  ended with such month,
      including   balance  sheet,   income   statement,   cash  flow  statement,
      actual-to-budget variance and analysis, customer activities activation and attrition  rates),  customer  action/ticket  analysis,  and  cost  savings achievement  schedule  (with  respect  to such  cost  savings  achievement schedule only,  through  December 31, 2003);  provided that if at any time the officer's  certificate then last delivered or required to be delivered by the Company pursuant to Section 7.01(d) demonstrates  compliance with a
      Consolidated  Total  Leverage  Ratio of less than 2.00:1.00 as at the last day of the fiscal  quarter or fiscal  year,  as the case may be, for which such certificate is provided,  the Company shall not be required to comply at such time with the requirements of this clause (j).

            SECTION 7.02 NOTICES OF MATERIAL EVENTS. The Company will furnish to each Investor prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action,  suit or proceeding by or before any arbitrator or  Governmental  Authority  against or affecting the  Company  or  any  Affiliate  thereof  that,  individually  or in  the aggregate,  could  reasonably be expected to result in a Material  Adverse
      Effect or with respect to any Note Document;

            (c) the  occurrence of any ERISA Event that,  alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in  liability of the Company and its  Subsidiaries  in an aggregate amount exceeding $500,000;

            (d) any other  development  that results in, or could  reasonably be expected to result in, a Material Adverse Effect; and

                                       32

            (e) a copy of each  notice of default or event of default  furnished or received  by the  Company  under the Senior  Credit  Agreement  (or any agreement  replacing  the Senior  Credit  Agreement in effect from time to time) simultaneously with such delivery or receipt.

Each  notice  delivered  under  this  Section  7.02  shall be  accompanied  by a statement  of the chief  financial  officer  or other  executive  officer of the
Company  setting forth the details of the event or  development  requiring  such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 7.03 EXISTENCE;  CONDUCT OF BUSINESS.  The Company will, and will  cause  each of its  Subsidiaries  to,  do or cause  to be done all  things necessary  to  preserve,  renew  and keep in full  force  and  effect  its legal existence and its material rights, licenses, permits, privileges, franchises and intellectual  property;  provided that the foregoing  shall not prohibit (i) any merger,  consolidation,  liquidation or dissolution permitted under Section 8.03 or (ii) any other action permitted under Section 8.07.

            SECTION  7.04 PAYMENT OF  OBLIGATIONS.  The Company  will,  and will
cause  each  of  its  Subsidiaries  to,  pay  its  obligations,   including  Tax
liabilities,  that,  if not paid,  could  reasonably  be expected to result in a
Material  Adverse Effect before the same shall become  delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings,  (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c)
the  failure to make  payment  pending  such  contest  could not  reasonably  be expected to result in a Material Adverse Effect.

            SECTION 7.05 MAINTENANCE OF PROPERTIES; INSURANCE.

            (a) The Company will,  and will cause each of its  Subsidiaries  to,
(a) keep and  maintain  all  property  which is  material  to the conduct of the business  of the  Company  and  its  Subsidiaries  in  good  working  order  and condition,  ordinary wear and tear excepted, except where such failure could not reasonably be expected to result in a Material Adverse Effect, provided that the
Company  and each  Subsidiary  shall  not be under any  obligation  to repair or replace any such property which has become obsolete or has become  unsuitable or inadequate for the purpose for which they are used.

            (b) The Company will,  and will cause each of its  Subsidiaries  to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are  customarily  maintained by companies engaged  in the same or  similar  businesses  operating  in the same or  similar locations.

            SECTION 7.06 BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its  Subsidiaries  to,  keep  proper  books of record and account in which full,  true and correct entries in accordance with GAAP and all requirements of law are made of all dealings and transactions in relation to its business  and  activities.  The  Company  will,  and  will  cause  each  of  its
Subsidiaries  to, permit any  representatives  designated by any Investor,  upon reasonable  prior notice,  to visit and inspect its  properties,  to examine and

                                       33

make extracts from its books and records,  and to discuss its affairs,  finances and  condition  with  its  officers  and  independent  accountants,  all at such reasonable  times and during  normal  business  hours and as often as reasonably requested.

            SECTION 7.07 COMPLIANCE WITH LAWS.

            (a) The Company will,  and will cause each of its  Subsidiaries  to, comply  with  all  laws,  rules,  regulations  and  orders  of any  Governmental
Authority  applicable to it or its property,  except where the failure to do so, individually  or in the  aggregate,  could not,  either  individually  or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (b) The Company will comply, and will cause each of its Subsidiaries to comply,  with all Environmental  Laws and permits  applicable to, or required by, the ownership,  lease or use of Real Property now or hereafter owned, leased
or  operated  by  the   Company  or  any  of  its   Subsidiaries,   except  such
noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance,  and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental  Laws. Neither the Company nor any of its
Subsidiaries will generate,  use, treat, store, Release or dispose of, or permit the  generation,  use,  treatment,  storage,  Release or disposal  of  Hazardous
Materials on any Real Property now or hereafter owned, leased or operated by the
Company or any of its Subsidiaries, or transport or permit the transportation of
Hazardous  Materials  to or from any such Real  Property,  except for  Hazardous
Materials generated,  used, treated, stored, Released or disposed of at any such
Real  Properties  in compliance  in all material  respects  with all  applicable
Environmental Laws and as required in connection with the normal operation,  use and  maintenance  of the  business  or  operations  of the Company or any of its
Subsidiaries.

            SECTION 7.08 USE OF PROCEEDS. The proceeds of the Notes will be used only for the  purposes  specified  in the second  paragraph  of this  Agreement.
Neither the Company nor any of its  Subsidiaries is engaged  principally,  or as one of its  important  activities,  in the business of extending  credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin
Stock, and no part of the proceeds of the Notes hereunder will be used to buy or carry any Margin Stock.

            SECTION 7.09 CERTAIN OBLIGATIONS AFFECTING SUBSIDIARIES.

            (a) In the event that the Company or any of its  Subsidiaries  shall form or acquire any new Subsidiary after the date hereof, the Company will cause such Subsidiary to become a "Subsidiary  Guarantor" (and,  thereby an "Obligor")
hereunder pursuant to a written instrument in form and substance satisfactory to the Required Investors and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor  pursuant to Section 5.01 upon the Closing Date as any
Investor shall have requested.

                                       34

            (b) The Company will,  and will cause each of its  Subsidiaries  to, take such action from time to time as shall be  necessary to ensure that each of its Subsidiaries is a Wholly-Owned Subsidiary.

            SECTION 7.10 PERMITTED ACQUISITIONS.

            (a)  Subject  to  the  provisions  of  this  Section  7.10  and  the requirements contained in the definition of Permitted  Acquisition,  the Company and each Wholly-Owned  Domestic  Subsidiary of the Company which is a Subsidiary
Guarantor  may from time to time  after  September  30,  2003  effect  Permitted
Acquisitions,  so long as (in  each  case  except  to the  extent  the  Required
Investors  otherwise  specifically  agree in  writing  in the case of a specific
Permitted Acquisition):  (i) no Default shall have occurred and be continuing at
the  time  of  the  consummation  of  the  proposed  Permitted   Acquisition  or
immediately  after giving effect  thereto;  (ii) the Company shall have given to the Investors at least 10 Business  Days' prior written  notice of any Permitted
Acquisition  (or such shorter period of time as may be reasonably  acceptable to the Required  Investors),  which notice shall describe in reasonable  detail the principal terms and conditions of such Permitted Acquisition; (iii) calculations are made by the Company with  respect to the  financial  covenants  contained in
Sections 8.09 through 8.11, inclusive,  for the respective Calculation Period on a Pro Forma Basis as if the  respective  Permitted  Acquisition  (as well as all other Permitted Acquisitions theretofore consummated after the first day of such
Calculation  Period) had occurred on the first day of such  Calculation  Period, and such calculations  shall show that such financial  covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such
Calculation Period; (iv) based on good faith projections prepared by the Company for the period from the date of the  consummation  of the  respective  Permitted
Acquisition  to the date which is one year  thereafter,  the level of  financial performance  measured by the  financial  covenants  set forth in  Sections  8.09 through 8.11, inclusive, shall be better than or equal to such level as would be required to provide that no Default  would exist under the  financial  covenants contained in such Sections 8.09 through 8.11, inclusive, as compliance with such financial  covenants  would be required  through the date which is one year from the date of the consummation of the respective  Permitted  Acquisition;  (v) all representations  and warranties  contained in this  Agreement  shall be true and
correct  in  all  material   respects  with  the  same  effect  as  though  such
representations  and  warranties  had  been  made on and as of the  date of such
Permitted  Acquisition  (both before and after giving  effect  thereto),  unless stated to relate to a specific earlier date, in which case such  representations and  warranties  shall be true and correct in all  material  respects as of such earlier date; (vi) the aggregate consideration  (including,  without limitation,
(I) the aggregate  principal  amount of any  Indebtedness  assumed,  refinanced, incurred or issued in connection  therewith  and (II) the aggregate  amount paid and reasonably expected to be paid (based on good faith projections  prepared by
the  Company)  pursuant  to  any  non-compete,   consulting  or  purchase  price
adjustments) payable for the proposed Permitted  Acquisition,  when added to the aggregate  consideration  paid or payable for all other  Permitted  Acquisitions theretofore  consummated  during such fiscal year, does not exceed the Permitted
Acquisition  Basket Amount for such fiscal year;  (vii) the aggregate  amount of deferred compensation or other deferred purchase price (including any earn-outs)
paid in any fiscal year of the Company in respect of all Permitted  Acquisitions
(whether or not such Permitted  Acquisitions were consummated during such fiscal year) shall not exceed $2,000,000 (it being understood and agreed, however, that

                                       35

any such deferred  compensation or other deferred  purchase price (including any earn-outs)  shall be  structured as a multiple of the excess of the cash flow of the Acquired Entity or Business that is the subject of the respective  Permitted
Acquisition  for the most recently ended 12-month period above the cash flow for such Acquired  Entity or Business for such 12-month period selected to determine the purchase price for such Permitted Acquisition); and (viii) the Company shall have  delivered to each Investor a certificate  executed by its chief  financial officer, certifying to the best of such officer's knowledge, compliance with the requirements of preceding clauses (i) through (vii),  inclusive,  and containing the  calculations (in reasonable  detail)  required by preceding  clauses (iii),
(iv), (vi) and (vii).

            (b) The  Company  will  cause  each  Subsidiary  which is  formed to effect, or is acquired pursuant to, a Permitted  Acquisition to comply with, and to execute and deliver all of the  documentation  as and to the extent  required by, Section 7.09.

            (c) The consummation of each Permitted  Acquisition  shall be deemed to be a  representation  and  warranty  by the Company  that the  certifications pursuant  to this  Section  7.10 are true and  correct  and that all  conditions thereto have been  satisfied and that same is permitted in  accordance  with the terms of this Agreement, which representation and warranty shall be deemed to be a representation  and warranty for all purposes  hereunder,  including,  without limitation, Section 9.01.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            The Company covenants and agrees with the Investors that, so long as any Note is outstanding  and until payment in full of all amounts payable by the
Company hereunder or thereunder:

            SECTION 8.01 INDEBTEDNESS. The Company will not, and will not permit any of its  Subsidiaries  to,  create,  incur,  assume  or  permit  to exist any
Indebtedness, except:

            (a) Indebtedness created hereunder and under the Notes;

            (b) Indebtedness constituting Senior Debt;

            (c)  Indebtedness  of the Company  under  Interest  Rate  Protection
      Agreements entered into with respect to other Indebtedness permitted under this  Section  8.01 so long as the  entering  into of such  Interest  Rate
      Protection  Agreements  are bona fide hedging  activities  and are not for speculative purposes;

            (d)  Indebtedness of the Company and its  Subsidiaries  evidenced by
      Capitalized Lease Obligations (to the extent permitted pursuant to Section
      8.09) and  purchase  money  Indebtedness  described  in  Section  8.02(g), provided that in no event shall the sum of the aggregate  principal amount of all  Capitalized  Lease  Obligations  and purchase  money  Indebtedness permitted by this clause (d) exceed $5,000,000 at any time outstanding;

                                       36

            (e) Indebtedness of a Subsidiary of the Company acquired pursuant to a  Permitted  Acquisition  (or  Indebtedness  assumed  at  the  time  of a
      Permitted  Acquisition of an asset securing such  Indebtedness),  provided that (i) such  Indebtedness  was not incurred in  connection  with,  or in anticipation or contemplation  of, such Permitted  Acquisition,  (ii) such
      Indebtedness  does  not  constitute  debt  for  borrowed  money,  it being understood  and agreed that  Capitalized  Lease  Obligations  and purchase money  Indebtedness  shall  not  constitute  debt for  borrowed  money for purposes of this clause (e) and (iii) the  aggregate  principal  amount of all Indebtedness  permitted by this clause (e) shall not exceed $1,000,000 at any one time outstanding;

            (f) intercompany  Indebtedness  among the Company and the Subsidiary
      Guarantors to the extent permitted by Section 8.04; and

            (g)  Indebtedness  outstanding  on the  Closing  Date and  listed on
      Schedule 8.01 without giving effect to any subsequent  extension,  renewal or  refinancing  thereof  except to the extent set forth on Schedule 8.01, provided that the aggregate  principal  amount of the  Indebtedness  to be extended,  renewed  or  refinanced  does not  increase  from  that  amount outstanding at the time of any such extension, renewal or refinancing.

            SECTION 8.02 LIENS. The Company will not, and will not permit any of its  Subsidiaries to, create,  incur,  assume or permit to exist any Lien on any property or asset now owned or  hereafter  acquired by it, or assign or sell any income or revenues (including  accounts  receivable) or rights in respect of any thereof, except:

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

            (b) Liens in respect of  property or assets of the Company or any of its  Subsidiaries  imposed by law,  which were  incurred  in the  ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Company's or such Subsidiary's  property or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (ii)
      which are being contested in good faith by appropriate proceedings,  which proceedings  have the effect of preventing  the  forfeiture or sale of the property or assets subject to any such Lien;

            (c) Liens in existence on the Closing Date which are listed, and the property  subject  thereto  described,  in Schedule  8.02, but only to the respective  date,  if any,  set forth in  Schedule  8.02 for the  removal, replacement and termination of any such Liens, plus renewals, replacements and  extensions  of such Liens to the extent set forth on  Schedule  8.02, provided that (i) the aggregate  principal amount of the Indebtedness,  if any, secured by such Liens does not increase from that amount  outstanding

                                       37

      at the time of any such  renewal,  replacement  or extension  and (ii) any such renewal,  replacement  or extension  does not encumber any additional assets or properties of the Company or any of its Subsidiaries;

            (d) Liens securing the Senior Debt;

            (e)  licenses,  sublicenses,  leases or  subleases  granted to other
      Persons not materially interfering with the conduct of the business of the
      Company or any of its Subsidiaries;

            (f) Liens  upon  assets of the  Company  or any of its  Subsidiaries subject to Capitalized  Lease  Obligations to the extent such  Capitalized
      Lease Obligations are permitted by Section 8.01(d), provided that (x) such
      Liens only serve to secure the payment of Indebtedness  arising under such
      Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company or any Subsidiary of the Company;

            (g) Liens  placed upon  equipment or  machinery  acquired  after the
      Closing Date and used in the ordinary course of business of the Company or any of its Subsidiaries and placed at the time of the acquisition  thereof by the Company or such  Subsidiary or within 90 days  thereafter to secure
      Indebtedness  incurred  to pay  all or a  portion  of the  purchase  price thereof  or to secure  Indebtedness  incurred  solely  for the  purpose of
      financing  the   acquisition   of  any  such  equipment  or  machinery  or
      extensions,  renewals or replacements of any of the foregoing for the same or a lesser  amount,  provided that (i) the  Indebtedness  secured by such
      Liens is  permitted  by Section  8.01(c) and (ii) in all events,  the Lien encumbering  the  equipment or machinery so acquired does not encumber any other asset of the Company or such Subsidiary;

            (h) easements, rights-of-way,  restrictions, encroachments and other similar charges or  encumbrances,  and minor title  deficiencies,  in each case not securing  Indebtedness  and not materially  interfering  with the conduct of the business of the Company or any of its Subsidiaries;

            (i)  Liens  arising  from  precautionary   Uniform  Commercial  Code
      financing statement filings regarding operating leases entered into in the ordinary course of business;

            (j) Liens  arising out of the  existence  of  judgments or awards in respect  of which the  Company  or any of its  Subsidiaries  shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash
      (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $500,000 at any time outstanding;

            (k) statutory and common law landlords'  liens under leases to which the Company or any of its Subsidiaries is a party;

                                       38

            (l) Liens (other than Liens  imposed  under  ERISA)  incurred in the ordinary  course of  business  in  connection  with  workers  compensation claims,  unemployment  insurance  and social  security  benefits and Liens securing the  performance  of bids,  tenders,  leases and contracts in the
      ordinary  course  of  business,   statutory  obligations,   surety  bonds,
      performance  bonds and other  obligations of a like nature incurred in the ordinary course of business and consistent  with past practice  (exclusive of  obligations  in respect of the payment for borrowed  money),  provided that the  aggregate  amount of all cash and the fair  market  value of all other property subject to all Liens permitted by this clause (l) shall not at any time exceed $500,000;

            (m) Permitted Encumbrances; and

            (n) Liens on  property  or assets  acquired  pursuant to a Permitted
      Acquisition,  or on property or assets of a  Subsidiary  of the Company in existence at the time such Subsidiary is acquired  pursuant to a Permitted
      Acquisition,  provided that (i) any  Indebtedness  that is secured by such
      Liens is permitted to exist under Section 8.01(e), and (ii) such Liens are not incurred in connection  with, or in  contemplation or anticipation of, such  Permitted  Acquisition  and do not attach to any other  asset of the
      Company or any of its Subsidiaries.

            SECTION 8.03 FUNDAMENTAL CHANGES. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter  into  any  partnership,  joint  venture,  or  transaction  of  merger  or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its  property  or assets,  or enter  into any  sale-leaseback  transactions,  or purchase or otherwise  acquire (in one or a series of related  transactions) any part of the property or assets (other than  purchases or other  acquisitions  of inventory,  materials and  equipment in the ordinary  course of business) of any
Person (or agree to do any of the foregoing at any future time), except that:

            (a) Capital  Expenditures by the Company and its Subsidiaries  shall be permitted to the extent not in violation of Section 8.09;

            (b) Investments may be made to the extent permitted by Section 8.04;

            (c) the Company and its Subsidiaries may sell assets (other than the capital stock or other equity interests of any Subsidiary), so long as (i)
      no Default then exists or would result  therefrom,  (ii) each such sale is
      in  an  arm's-length   transaction  and  the  Company  or  the  respective
      Subsidiary  receives at least fair  market  value (as  determined  in good faith by the Company or such  Subsidiary,  as the case may be),  (iii) the consideration  received by the Company or such Subsidiary  consists solely of cash and is paid at the time of the closing of such sale,  and (iv) the aggregate amount of the proceeds received from all assets sold pursuant to this  clause (c) shall not  exceed  $1,000,000  in any fiscal  year of the
      Company;

            (d) each of the Company and its  Subsidiaries  may lease (as lessee)
      or license (as  licensee)  real or personal  property (so long as any such lease or license does not create a Capitalized  Lease Obligation except to the extent permitted by Section 8.01(d));

                                       39

            (e) each of the Company and its  Subsidiaries  may sell or discount, in each case  without  recourse  and in the  ordinary  course of business, accounts  receivable arising in the ordinary course of business,  but only in connection with the compromise or collection thereof and not as part of any financing transaction;

            (f) each of the Company  and its  Subsidiaries  may grant  licenses,
      sublicenses,   leases  or  subleases  to  other  Persons  not   materially
      interfering  with the conduct of the business of the Company or any of its
      Subsidiaries;

            (g) any  Subsidiary  of the Company  may merge with and into,  or be dissolved or liquidated  into,  the Company or any  Wholly-Owned  Domestic
      Subsidiary of the Company  which is a Subsidiary  Guarantor so long as (i)
      in the case of any such merger,  dissolution or liquidation  involving the
      Company,  the Company is the  surviving  corporation  of any such  merger, dissolution  or  liquidation,  (ii) in all other cases,  the  Wholly-Owned
      Domestic  Subsidiary  which is a  Subsidiary  Guarantor  is the  surviving corporation of any such merger,  dissolution or liquidation,  and (iii) in all cases, the then continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder;

            (h) Permitted  Acquisitions  may be made to the extent  permitted by
      Section 7.10; and

            (i) each of the  Company  and its  Subsidiaries  may  make  sales of inventory in the ordinary course of business.

            SECTION 8.04 ADVANCES,  INVESTMENTS AND LOANS. The Company will not, and will not permit any of its  Subsidiaries  to,  directly or indirectly,  lend money or credit or make  advances  to any  Person,  or  purchase  or acquire any stock,  obligations  or  securities  of, or any other  interest  in, or make any capital contribution to, any other Person, or purchase or own a futures contract or  otherwise  become  liable  for the  purchase  or sale of  currency  or other commodities  at a future date in the nature of a futures  contract,  or hold any
cash  or  Cash  Equivalents  (each  of  the  foregoing,   an  "Investment"  and,
collectively, "Investments"), except that:

                        (a) the  Company  and its  Subsidiaries  may acquire and
            hold  accounts  receivables  owing to any of  them,  if  created  or
            acquired  in  the  ordinary   course  of  business  and  payable  or
            dischargeable  in  accordance  with  customary  trade  terms  of the
            Company or such Subsidiary;

                        (b) the  Company  and its  Subsidiaries  may acquire and
            hold cash and Cash Equivalents;

                        (c)  the  Company  and its  Subsidiaries  may  hold  the
            Investments  held by  them  on the  Closing  Date  as  described  on
            Schedule 8.04,  provided that any additional  Investments  made with respect thereto shall be permitted only if permitted under the other provisions of this Section 8.04;

                                       40

                        (d) the Company and its Subsidiaries may acquire and own
            investments (including debt obligations) received in connection with the bankruptcy or  reorganization  of suppliers and customers and in good  faith  settlement  of  delinquent  obligations  of,  and other disputes  with,  customers  and  suppliers  arising in the  ordinary course of business;

                        (e) the Company may enter into Interest Rate  Protection
            Agreements to the extent permitted by Section 8.01(c);

                        (f) the Company and the  Subsidiary  Guarantors may make
            intercompany loans and advances between and among one another; and

                        (g)  Permitted   Acquisitions   shall  be  permitted  in
            accordance with Section 7.10.

            SECTION 8.05 RESTRICTED PAYMENTS. The Company will not, and will not permit any of its  Subsidiaries  to,  declare or make,  or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

                        (a) any Subsidiary of the Company may pay cash dividends
            to the Company or to any Wholly-Owned Subsidiary of the Company; and
            (b)  the  Company  may  pay  regularly  scheduled  dividends  on its
            Existing Preferred Stock pursuant to the terms thereof or through an increase in the aggregate liquidation preference thereof rather than in cash.

            SECTION 8.06 BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by the Company and its  Subsidiaries  as of the Closing  Date and  reasonable extensions thereof.

            SECTION 8.07 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of  related  transactions  with  any  Affiliate  of  the  Company  or any of its
Subsidiaries,  other than in the  ordinary  course of business  and on terms and conditions substantially as favorable to the Company or such Subsidiary as would reasonably  be  obtained  by the  Company or such  Subsidiary  at that time in a comparable  arm's-length  transaction  with a Person  other  than an  Affiliate, except that customary  fees may be paid to non-officer  directors of the Company and its Subsidiaries.

            SECTION 8.08 LIMITATION ON ISSUANCE OF CAPITAL STOCK.

            (a)  The  Company   will  not,  and  will  not  permit  any  of  its
Subsidiaries  to,  issue  (i) any  preferred  stock  or other  preferred  equity interests or (ii) any redeemable  common stock or other redeemable common equity interests other than common stock or other  redeemable  common equity  interests that is redeemable at the sole option of the Company or such Subsidiary,  as the case may be.

            (b) The Company will not permit any of its Subsidiaries to issue any capital stock or other equity  interests  (including by way of sales of treasury stock) or any options or warrants to purchase,  or securities  convertible into,
capital  stock  or  other  equity  interests,   except  (i)  for  transfers  and
replacements  of then  outstanding  shares  of  capital  stock or  other  equity interests,  (ii) for stock splits,  stock  dividends and issuances  which do not decrease the percentage  ownership of the Company or any of its  Subsidiaries in

                                       41

any class of the capital  stock or other equity  interests  of such  Subsidiary,
(iii) to qualify  directors to the extent required by applicable law or (iv) for issuances by  Subsidiaries of the Company which are newly created or acquired in accordance with the terms of this Agreement.

            SECTION 8.09 CAPITAL EXPENDITURES.

            (a)  The  Company   will  not,  and  will  not  permit  any  of  its
Subsidiaries  to,  make any  Capital  Expenditures,  except  that (i) during the period from the Closing  Date through and  including  September  30,  2003,  the
Company and its Subsidiaries may make Capital  Expenditures,  so long as (x) the aggregate  amount of all such Capital  Expenditures  does not exceed  $4,000,000 during that period and (y) the aggregate amount of all Capital Expenditures made during the fiscal  quarter of the  Company  ending  September  30, 2003 does not exceed  $5,500,000,  and (ii) during any fiscal quarter of the Company set forth below (taken as one accounting  period),  the Company and its  Subsidiaries  may make Capital  Expenditures  so long as the aggregate  amount of all such Capital
Expenditures  does not exceed in any fiscal  quarter  of the  Company  set forth below the  lesser of (i) the  Consolidated  EBITDA of the  Company  for the then previous  fiscal  quarter  multiplied  by  the  applicable  percentage  for  the applicable  fiscal  quarter  set forth in  Schedule  8.09 or (ii) the amount set forth opposite such fiscal quarter below:

            Fiscal Quarter Ending                    Amount ($)
            ---------------------                    ----------
            December 31, 2003                        5,675,000
            March 31, 2004                           5,950,000
            June 30, 2004                            6,150,000
            September 30, 2004                       5,875,000
            December 31, 2004                        5,875,000
            March 31, 2005                           5,875,000
            June 30, 2005                            5,875,000
            September 30, 2005                       6,000,000
            December 31, 2005                        6,000,000
            March 31, 2006                           6,000,000
            June 30, 2006                            6,000,000
            September 30, 2006                       6,100,000
            December 31, 2006                        6,100,000
            March 31, 2007                           6,100,000
            June 30, 2007                            6,100,000
            September 30, 2007 and thereafter        6,375,000

            (b) In  addition to the  foregoing,  in the event that the amount of
Capital  Expenditures  permitted to be made by the Company and its  Subsidiaries pursuant to clause (a) above in any fiscal quarter of the Company (before giving

                                       42

effect to any increase in such permitted Capital  Expenditure amount pursuant to this  Section  8.09(b))  is  greater  than the  amount of  Capital  Expenditures actually made by the Company and its  Subsidiaries  during such fiscal  quarter,
50% of  such  excess  may be  carried  forward  and  utilized  to  make  Capital
Expenditures in the  immediately  succeeding  fiscal  quarter,  provided that no amounts once  carried  forward  pursuant to this Section  8.09(b) may be carried forward to any  subsequent  fiscal  quarter of the Company  thereafter  and such amounts  may only be  utilized  after  the  Company  and its  Subsidiaries  have utilized  in full the  permitted  Capital  Expenditure  amount  for such  fiscal quarter as provided in Section 8.09(a) (without giving effect to any increase in such amount pursuant to this Section 8.09(b)).

            (c)  In  addition  to  the  foregoing,  the  Company  or  any of its
Subsidiaries  may make  Capital  Expenditures  with the amount of Net  Insurance
Proceeds  received by the Company or any of its  Subsidiaries  from any Recovery
Event so long as such Net Insurance  Proceeds are used to replace or restore any properties or assets in respect of which such Net  Insurance  Proceeds were paid within 90 days (or 180 days in the case of the  restoration  or  replacement  of
Real Property) following the date of receipt of such Net Insurance Proceeds from such Recovery Event, but only to the extent that such Net Insurance Proceeds are not  otherwise  required  to be applied to repay  Indebtedness  pursuant  to the
Senior Credit Agreement or permanently  reduce the revolving credit  commitments under the Senior Credit Agreement.

            (d) In addition to the foregoing,  the Company and its  Wholly-Owned
Domestic Subsidiaries that are Subsidiary Guarantors may make additional Capital
Expenditures   (which  Capital   Expenditures   will  not  be  included  in  any
determination under Section 8.09(a) constituting Permitted Acquisitions effected in accordance with the requirements of Section 7.10.

            SECTION 8.10 Consolidated  Interest Coverage Ratio. The Company will not permit the Consolidated  Interest  Coverage Ratio for any Test Period ending on the last day of a fiscal  quarter of the  Company  set forth below to be less than the ratio set forth opposite such fiscal quarter below:

            Fiscal Quarter Ending                       Ratio
            ---------------------                       -----
            September 30, 2003                         2.40:1.00
            December 31, 2003                          2.70:1.00
            March 31, 2004                             2.80:1.00
            June 30, 2004                              2.80:1.00
            September 30, 2004                         2.90:1.00
            December 31, 2004                          3.00:1.00
            March 31, 2005                             3.10:1.00
            June 30, 2005                              3.20:1.00
            September 30, 2005                         3.30:1.00
            December 31, 2005                          3.40:1.00

                                       43

            March 31, 2006                             3.50:1.00
            June 30, 2006                              3.60:1.00
            September 30, 2006                         3.80:1.00
            December 31, 2006 and thereafter           4.00:1.00

            SECTION 8.11 Maximum  Consolidated Total Leverage Ratio. The Company
will not permit  the  Consolidated  Total  Leverage  Ratio at any time  during a period set forth  below to be  greater  than the ratio set forth  opposite  such period below:

            Period                                         Ratio
            ------                                         -----
From the Closing Date through and including
December 30, 2003                                        4.20:1.00
December 31, 2003 through and including
March 30, 2004                                           4.00:1.00
March 31, 2004 through and including June 29,
2004                                                     3.90:1.00
June 30, 2004 through and including
September 29, 2004                                       3.90:1.00
September 30, 2004 through and including
December 30, 2004                                        3.70:1.00
December 31, 2004 through and including
March 30, 2005                                           3.50:1.00
March 31, 2005 through and including June 29,
2005                                                     3.40:1.00
June 30, 2005 through and including September
29, 2005                                                 3.10:1.00
September  30, 2005 through and including
December 30, 2005                                        3.00:1.00
December 31, 2005 through and including
March 30, 2006                                           2.85:1.00
March 31, 2006 through and including
June 29, 2006                                            2.70:1.00
June 30, 2006 through and including
September 29, 2006                                       2.60:1.00
September 30, 2006 through and including
December 30, 2006                                        2.50:1.00
December 31, 2006 through and including
March 30, 2007                                           2.40:1.00
March 31, 2007 through and including
June 29, 2007                                            2.30:1.00
June 30, 2007 through and including
September 29, 2007                                       2.20:1.00

                                       44

September 30, 2007 through and including
December 30, 2007                                        2.15:1.00
December 31, 2007 through and including
March 30, 2008                                           2.10:1.00
March 31, 2008 through and including
June 29, 2008                                            2.05:1.00
Thereafter                                               2.00:1.00

            SECTION 8.12 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The
Company will not, and will not permit any of its  Subsidiaries  to,  directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance  or  restriction  on the ability of any such  Subsidiary  to (a) pay dividends  or make any other  distributions  on its  capital  stock or any other interest  or  participation  in its  profits  owned by the Company or any of its
Subsidiaries,  or  pay  any  Indebtedness  owed  to  the  Company  or any of its
Subsidiaries,  (b)  make  loans  or  advances  to  the  Company  or  any  of its
Subsidiaries  or (c) transfer any of its  properties or assets to the Company or any of its Subsidiaries,  except for such encumbrances or restrictions  existing under or by reason of (i)  applicable  law,  (ii) this  Agreement and other Note
Documents,   (iii)  the  Senior  Credit  Documents,  (iv)  customary  provisions restricting  subletting  or  assignment  of any lease  governing  any  leasehold interest of the Company or any of its  Subsidiaries,  (v)  customary  provisions restricting  assignment of any licensing  agreement (in which the Company or any of its  Subsidiaries  is the  licensee)  or other  contract  entered into by the
Company or any of its  Subsidiaries  in the ordinary  course of  business,  (vi)
restrictions  on the transfer of any asset pending the close of the sale of such asset,  and (vii)  restrictions  on the transfer of any asset  subject to a Lien permitted by Section 8.02(c), (f), (g) or (n).

            SECTION 8.13 MODIFICATIONS OF CERTAIN DOCUMENTS.

            (a)  The  Company   will  not,  and  will  not  permit  any  of  its
Subsidiaries to, change, amend,  supplement or otherwise modify the terms of any of the Senior Credit  Documents,  or refund or refinance  the same,  without the prior  consent  of the  Required  Investors,  if the  effect of such  amendment, supplement or modification or such refunding or refinancing is to:

                        (i) directly  impose upon the Company any prohibition or
            limitation on its ability to make  regularly  scheduled  payments of principal of or interest on the Notes, or any other amounts owing to the  Investors  under  this  Agreement,  except as  provided  in the subordination provisions set forth in Article XI;

                        (ii)  increase  the  applicable  margin with  respect to
            interest  rates on the loans under the Senior  Credit  Agreement  by
            more  than  4%  per  annum  (or  otherwise   change  the  basis  for
            determining  the interest rates  thereunder with the result that the applicable interest rates thereunder shall be increased by more than
            4% per annum above the interest rates that otherwise would have been
            in  effect),   provided  that  nothing  herein  shall  preclude  the
            imposition  of a  post-default  rate of  interest  in the amount and circumstances  provided in the Senior Credit  Agreement as in effect on the date hereof;

                                       45

                        (iii) extend the scheduled  final maturity of any of the
            term loans under the Senior  Credit  Agreement  (as in effect on the
            Closing Date) by more than one year;

                        (iv) modify the scheduled  principal  payments of any of
            the loans  under the Senior  Credit  Agreement  (as in effect on the
            Closing  Date) so as to cause the  average  life to maturity of such loans to be more  than one year  shorter  than the  average  life to maturity of such loans as of the Closing Date; or

                        (v) (i)  make  more  restrictive  any one or more of the
            financial  covenants  under the Senior Credit  Agreement (or related definitions)  as in effect on the  Closing  Date (or any  comparable
            provision  of  any   agreement   providing   for  the  refunding  or
            refinancing  of the Senior  Debt),  unless  simultaneously  with the effectiveness  of the change to the  Senior  Credit  Agreement,  the
            Company   shall  give  the   Investors   the  option  to  amend  the
            corresponding  provision  (if any) of this  Agreement  to make  such provision  similarly more restrictive on the Company (whether or not such amendment shall be agreed to by the Required Investors) or (ii)
            add any financial  covenants to the Senior Credit Agreement that are not  contained  in the Senior  Credit  Agreement as in effect on the date hereof.  unless  simultaneously  with the effectiveness of such addition,  the Company  shall give the Investors the option to amend this Agreement to add the same financial  covenant to this Agreement
            (whether or not such  amendment  shall be agreed to by the  Required
            Investors) (it being  understood that the levels for compliance with such new financial  covenant  under this  Agreement  shall reflect a differential  of at least  20% from the  levels  for such  financial covenant as contained in the Senior Credit Agreement).

            If the Company enters into any amendment, modification,  restatement and/or  supplement to the Senior Credit  Agreement which requires the consent of the Required  Investors  pursuant to this Section 8.13(a) without obtaining such consent,  then,  without  limiting any rights or remedies that the Investors may have  arising  therefrom,  for the  purposes of this  Agreement  (including  the definition of "Senior Debt" contained  herein),  references to the Senior Credit
Agreement  and the Senior  Credit  Documents  shall refer to such Senior  Credit
Agreement and Senior Credit  Documents as the same are in effect  without giving effect to such amendment, modification, restatement and/or supplement.

            (b)  The  Company   will  not,  and  will  not  permit  any  of  its
Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of its certificate of  incorporation,  certificates of designation of preferred  stock or by-laws,  if such  modification,  supplement or waiver could reasonably be expected to be adverse to the interests of the Investors,  in each case without the prior consent of the Required Investors.

                                       46

                                   ARTICLE IX

                                EVENTS OF DEFAULT

            SECTION 9.01 EVENTS OF DEFAULT;  REMEDIES.  If any of the  following events ("Events of Default") shall occur:

            (a)  the  Company  shall  fail to pay any  principal  or  Make-Whole
      Amount,  if any,  of any Note when and as the same  shall  become  due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the  Company  shall fail to pay any  interest on any Note or any fee or any other amount (other than an amount referred to in clause (a) of this Section 9.01) payable under this Agreement or the Notes,  when and as the same shall become due and payable,  and such  failure  shall  continue unremedied for a period of five days;

            (c) any  representation  or  warranty  made or deemed  made by or on behalf of the  Obligors in or in  connection  with this  Agreement  or any amendment or modification hereof, or in any report, certificate, financial statement or other document  furnished  pursuant to or in connection  with this  Agreement or any amendment or  modification  hereof,  shall prove to have been incorrect in any material respect when made or deemed made;

            (e) the Company or any of its Subsidiaries  shall fail to observe or perform any covenant, condition or agreement contained in Section 7.02(a),
      7.10 or Article 8;

            (f) the  Company  shall fail to observe  or  perform  any  covenant, condition  or  agreement  contained  in this  Agreement  (other than those specified in clauses (a) through (e),  inclusive,  of this  Article),  and such  failure  shall  continue  unremedied  for a period of 35 days  after notice thereof from any Investor to the Company;

            (g) the  Company or any  Subsidiary  shall fail to make any  payment
      (whether of  principal,  Make-Whole  Amount or interest and  regardless of amount) at final  stated  maturity in respect of any  Indebtedness  (other than the Notes) having an aggregate unpaid principal  balance in excess of
      $1,000,000  or such  Indebtedness  shall be  declared to or become due and payable, required to be prepaid,  redeemed,  purchased or defeased in full or  an  offer  to  prepay,  redeem,  purchase  or  defease  in  full  such
      Indebtedness, in each case prior to the final stated maturity thereof;

            (h)  the  Company  or any  of  its  Subsidiaries  shall  commence  a voluntary case concerning  itself under Title 11 of the United States Code entitled  "Bankruptcy,"  as now or hereafter in effect,  or any  successor thereto  (the  "Bankruptcy  Code");  or an  involuntary  case is commenced against the Company or any of its  Subsidiaries,  and the  petition is not controverted  within 10 days,  or is not dismissed  within 60 days,  after commencement  of the case;  or a custodian  (as defined in the  Bankruptcy
      Code) is appointed  for, or takes charge of, all or  substantially  all of the property of the Company or any of its Subsidiaries,  or the Company or
      any  of  its  Subsidiaries   commences  any  other  proceeding  under  any
      reorganization,  arrangement,  adjustment  of  debt,  relief  of  debtors,

                                       47

      dissolution,  insolvency or liquidation or similar law of any jurisdiction whether now or hereafter  in effect  relating to the Company or any of its
      Subsidiaries,  or there is  commenced  against  the  Company or any of its
      Subsidiaries any such proceeding which remains undismissed for a period of
      60  days,  or  the  Company  or any of  its  Subsidiaries  is  adjudicated insolvent or bankrupt; or any order of relief or other order approving any such  case  or  proceeding  is  entered;  or  the  Company  or  any of its
      Subsidiaries  suffers any  appointment of any custodian or the like for it or any  substantial  part of its  property  to  continue  undischarged  or unstayed  for  a  period  of 60  days;  or  the  Company  or  any  of  its
      Subsidiaries makes a general  assignment for the benefit of creditors;  or any corporate, limited liability company or similar action is taken by the
      Company or any of its Subsidiaries for the purpose of effecting any of the foregoing;

            (i) one or more  judgments or decrees  shall be entered  against the
      Company or any  Subsidiary  of the Company  involving in the aggregate for the Company and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance  company) and such judgments and decrees either  shall  be  final  and  non-appealable  or  shall  not be  vacated, discharged  or  stayed  or  bonded  pending  appeal  for any  period of 60 consecutive days, and the aggregate amount of all such judgments equals or exceeds $1,000,000;

            (j) an ERISA Event shall have  occurred  that,  when taken  together with all other  ERISA  Events  that have  occurred,  could  reasonably  be expected to result in a Material Adverse Effect;

            (k) the  guarantees  of the  Subsidiary  Guarantors or any provision thereof  shall  cease to be in full  force or effect as to any  Subsidiary
      Guarantor,  or any  Subsidiary  Guarantor  or any Person  acting for or on
      behalf  of  such  Subsidiary   Guarantor  shall  deny  or  disaffirm  such
      Subsidiary Guarantor's  obligations under such guarantee or any Subsidiary
      Guarantor  shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed  pursuant to such guarantee; or

            (l) a Change in Control shall occur;

then,  and in every such event  (other than an event with respect to the Company described in clause (h) of this Section 9.01), and at any time thereafter during the  continuance  of such event,  the  Required  Investors  may  (subject to the provisions  of Article XI), by notice to the Company  (with a copy to the Senior
Debt Representative in the manner set forth in Section 11.13,  provided that the failure to provide such copy, or any delay in so providing such copy,  shall not affect the validity of such notice),  declare the Notes then  outstanding  to be due and  payable  in whole  (or in  part,  in which  case any  principal  not so declared  to be due  and  payable  may  thereafter  be  declared  to be due  and payable),  and  thereupon the principal  and  applicable  Make-Whole  Amounts in respect of such principal amount (if any) of the Notes so declared to be due and payable,  together  with  accrued  interest  thereon  and  all  fees  and  other obligations  of the  Company  accrued  hereunder,  shall  become due and payable immediately,  without presentment,  demand, protest or other notice of any kind, all of which are hereby  waived by the  Obligors;  and in case of any event with respect  to the  Company  described  in clause  (h) of this  Section  9.01,  the

                                       48

principal and applicable  Make-Whole Amounts in respect of such principal amount
(if any) of the Notes then  outstanding,  together with accrued interest thereon and all fees and other  obligations  of the  Company  accrued  hereunder,  shall automatically become due and payable,  without presentment,  demand,  protest or other notice of any kind, all of which are hereby waived by the Company.

                                    ARTICLE X

                              SUBSIDIARY GUARANTEE

            SECTION  10.01  THE  GUARANTEE.  The  Subsidiary  Guarantors  hereby jointly and severally  guarantee to each Investor and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or  otherwise)  of the  principal  of,  Make-Whole  Amount  in  respect  of such principal  (if any) and  interest on the Note(s)  held by each  Investor of, the
Company and all other  amounts  from time to time owing to the  Investors by the
Company under this Agreement and the Notes,  in each case strictly in accordance with the terms thereof (such  obligations being herein  collectively  called the
"Guaranteed Obligations").  The Subsidiary Guarantors hereby further jointly and severally  agree that if the Company shall fail to pay in full when due (whether at  stated  maturity,  by  acceleration  or  otherwise)  any of  the  Guaranteed
Obligations,  the Subsidiary  Guarantors will promptly pay the same, without any demand or notice  whatsoever,  and that in the case of any  extension of time of payment  or  renewal  of any of the  Guaranteed  Obligations,  the same  will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

            SECTION 10.02  OBLIGATIONS  UNCONDITIONAL.  The  obligations  of the
Subsidiary Guarantors under Section 10.01 are absolute and unconditional,  joint and several,  irrespective of the value,  genuineness,  validity,  regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other  agreement  or  instrument  referred to herein or  therein,  or any substitution,  release or exchange of any other guarantee of or security for any of  the  Guaranteed  Obligations,  and,  to  the  fullest  extent  permitted  by applicable  law,  irrespective of any other  circumstance  whatsoever that might otherwise  constitute a legal or  equitable  discharge or defense of a surety or guarantor, it being the intent of this Section 10.02 that the obligations of the
Subsidiary  Guarantors hereunder shall be absolute and unconditional,  joint and several, under any and all circumstances. Without limiting the generality of the foregoing,  it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary  Guarantors  hereunder which shall remain absolute and unconditional as described above:

            (i) at any  time  or  from  time  to  time,  without  notice  to the
      Subsidiary Guarantors,  the time for any performance of or compliance with any of the Guaranteed  Obligations shall be extended,  or such performance or compliance shall be waived;

            (ii)  any of the acts  mentioned  in any of the  provisions  of this
      Agreement or the Notes or any other  agreement or  instrument  referred to herein or therein shall be done or omitted;

                                       49

            (iii) the  maturity of any of the  Guaranteed  Obligations  shall be accelerated,  or any of the  Guaranteed  Obligations  shall  be  modified, supplemented or amended in any respect,  or any right under this Agreement or the Notes or any other  agreement or  instrument  referred to herein or therein  shall be waived or any other  guarantee of any of the  Guaranteed
      Obligations  or any  security  therefor  shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security  interest  granted to, or in favor of, any
      Investor as security for any of the Guaranteed  Obligations  shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence,  presentment, demand of payment,  protest and all notices  whatsoever,  and any requirement  that any
Investor exhaust any right, power or remedy or proceed against the Company under this  Agreement or the Notes or any other  agreement or  instrument  referred to herein or therein,  or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

            SECTION  10.03  REINSTATEMENT.  The  obligations  of the  Subsidiary
Guarantors under this Article X shall be automatically  reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed  Obligations is rescinded or must be otherwise restored by any holder  of  any  of the  Guaranteed  Obligations,  whether  as a  result  of any proceedings  in bankruptcy  or  reorganization  or otherwise and the  Subsidiary
Guarantors jointly and severally agree that they will indemnify each Investor on demand for all  reasonable  costs and  expenses  (including  reasonable  fees of counsel)  incurred  by such  Investor  in  connection  with such  rescission  or restoration, including any such costs and expenses incurred in defending against any claim  alleging  that such  payment  constituted  a  preference,  fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            SECTION 10.04 SUBROGATION.  Each Subsidiary  Guarantor hereby waives all rights of  subrogation  or  contribution,  whether  arising by  contract  or operation of law (including any such right arising under the Bankruptcy Code) or otherwise  by reason of any  payment by it pursuant  to the  provisions  of this
Article X and  further  agrees  with the  Company for the benefit of each of its creditors (including each Investor) that any such payment by it shall constitute a  contribution  of capital by such  Subsidiary  Guarantor to the Company (or an investment in the equity capital of the Company by such Subsidiary Guarantor).

            SECTION  10.05  REMEDIES.  The  Subsidiary  Guarantors  jointly  and severally  agree that, as between the  Subsidiary  Guarantors and the Investors, the  obligations  of the  Company  under  this  Agreement  and the  Notes may be declared to be forthwith due and payable as provided in Article IX (and shall be deemed  to have  become  automatically  due  and  payable  in the  circumstances provided in Article IX) for purposes of Section 10.01  notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such  obligations  being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the  Company)  shall  forthwith  become  due and  payable  by the  Subsidiary
Guarantors for purposes of Section 10.01.

                                       50

            SECTION 10.06  INSTRUMENT FOR THE PAYMENT OF MONEY.  Each Subsidiary
Guarantor hereby  acknowledges  that the guarantee in this Article X constitutes an  instrument  for the  payment of money,  and  consents  and  agrees  that any
Investor,  at its sole  option,  in the  event of a dispute  by such  Subsidiary
Guarantor  in the payment of any moneys due  hereunder,  shall have the right to bring motion-action under New York CPLR Section 3213.

            SECTION 10.07 CONTINUING GUARANTEE.  The guarantee in this Article X is a  continuing  guarantee,  and  shall  apply  to all  Guaranteed  Obligations whenever arising.

            SECTION  10.08 RIGHTS OF  CONTRIBUTION.  The  Subsidiary  Guarantors
hereby agree,  as between  themselves,  that if any Subsidiary  Guarantor  shall become an Excess  Funding  Guarantor (as defined below) by reason of the payment
by  such  Subsidiary  Guarantor  of  any  Guaranteed  Obligations,   each  other
Subsidiary  Guarantor  shall,  on demand of such Excess  Funding  Guarantor (but subject to the next  sentence),  pay to such Excess Funding  Guarantor an amount equal to such  Subsidiary  Guarantor's  Pro Rata  Share  (as  defined  below and determined,  for this  purpose,  without  reference to the  property,  debts and liabilities of such Excess Funding  Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed  Obligations.  The payment  obligation of a
Subsidiary  Guarantor to any Excess Funding  Guarantor  under this Section 10.08 shall be  subordinate  and  subject in right of payment to the prior  payment in full of the obligations of such Subsidiary  Guarantor under the other provisions of this Article X and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and  satisfaction in full of all of such obligations.

            For purposes of this Section 10.08,  (i) "EXCESS FUNDING  GUARANTOR"
means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such  Guaranteed  Obligations,
(ii) "EXCESS  PAYMENT"  means,  in respect of any  Guaranteed  Obligations,  the amount paid by an Excess  Funding  Guarantor  in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" means, for any Subsidiary
Guarantor,  the ratio (expressed as a percentage) of (x) the amount by which the aggregate  present  fair  saleable  value  of all  property  of such  Subsidiary
Guarantor  (excluding  any  shares of stock of any other  Subsidiary  Guarantor)
exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor
(including contingent, subordinated, unmatured and unliquidated liabilities, but excluding  the  obligations  of  such  Subsidiary  Guarantor  hereunder  and any obligations of any other Subsidiary  Guarantor that have been Guaranteed by such
Subsidiary  Guarantor)  to (y) the amount by which the  aggregate  fair saleable value of all property of all of the Subsidiary  Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated  liabilities,  but  excluding  the  obligations  of the  Subsidiary
Guarantors hereunder) of the Subsidiary Guarantors,  determined (A) with respect to any  Subsidiary  Guarantor  that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Subsidiary Guarantor,  as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

            SECTION 10.09 GENERAL  LIMITATION ON GUARANTEE  OBLIGATIONS.  In any
action or proceeding  involving any state corporate law, or any state or Federal bankruptcy,  insolvency,  reorganization  or other law  affecting  the rights of creditors  generally,  if the  obligations  of the Subsidiary  Guarantors  under
Section 10.01 would  otherwise,  be held or  determined  to be void,  invalid or unenforceable,  or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01,  then,  notwithstanding  any

                                       51

other  provision  hereof to the contrary,  the amount of such  liability  shall, without any further  action by any  Subsidiary  Guarantor,  any  Investor or any other Person,  be  automatically  limited and reduced to the highest amount that
(after  giving  effect to all other  contingent  and fixed  obligations  of such
Subsidiary Guarantor  (including all Senior Debt of such Subsidiary  Guarantor))
is valid and enforceable  and not  subordinated to the claims of other creditors as determined in such action or proceeding.

            SECTION 10.10  SUBORDINATION  OF GUARANTEES.  The obligations of the
Subsidiary  Guarantors under this Article X to the Investors are subordinated as provided in Section 11.11.

                                   ARTICLE XI

                                  SUBORDINATION

            SECTION 11.01  AGREEMENT TO SUBORDINATE.  The Company  covenants and agrees, and each Investor likewise covenants and agrees, that, to the extent and in the manner  hereinafter  set forth in this  Article  XI,  the  payment of the principal  of,  Make-Whole  Amount (if any) and interest and premium (if any) on the Notes,  and all other sums due and payable by the  Company to the  Investors hereunder  (for  purposes of this Article XI,  collectively,  the  "SUBORDINATED
DEBT"), are hereby expressly made subordinate and subject in right of payment to the prior  payment  in full in cash of all Senior  Debt.  Each  Investor  hereby agrees not to amend or  otherwise  modify any  provision of this Article XI (and any defined term used in this Article XI) without the prior  written  consent of the requisite  number of holders of Senior Debt as provided in the Senior Credit
Agreement.  The holders of Senior  Debt and their agent under the Senior  Credit
Agreement are third-party beneficiaries of the provisions of this Article XI and are entitled to rely thereon.  To the extent that there is any conflict  between any  provision of this Article XI and any provision of any other Article of this
Agreement, this Article XI shall govern to the extent of such conflict.

            SECTION  11.02  BANKRUPTCY,  LIQUIDATION,  DISSOLUTION,  ETC. In the
event  of  (a)  any  insolvency  or  bankruptcy  case  or  proceeding,   or  any
receivership, liquidation, reorganization or other similar case or proceeding in connection therewith,  relative to the Company or to its creditors,  as such, or to its assets,  or (b) any  liquidation,  dissolution or other winding up of the
Company,   whether  voluntary  or  involuntary  and  whether  or  not  involving insolvency or bankruptcy,  or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company,  then and in any such event:

            (i) the holders of Senior Debt shall be entitled to receive  payment in full in cash of all  amounts  due or to become  due on or in respect of all Senior Debt, before any Investor is entitled to receive any payment on account of the Subordinated Debt; and

            (ii) any  payment or  distribution  of assets of the  Company of any kind or character,  whether in cash, property or securities, by set-off or otherwise,  to which any Investor would be entitled but for the provisions of this Article XI,  including any such payment or distribution  which may be  payable  or  deliverable  by  reason  of  the  payment  of  any  other

                                       52

      Indebtedness  of the  Company  being  subordinated  to the  payment of the
      Subordinated  Debt (other than any payment or  distribution in the form of equity or debt  securities  of the  Company  or any  successor  obligor of
      Senior  Debt  provided  for by a plan of  reorganization  or  readjustment approved  by a majority  of the  holders  of Senior  Debt under the Senior
      Credit Agreement  which, in the case of any such debt securities,  (x) are subordinated  in right of payment to all Senior  Debt that may at the time be  outstanding  to the same extent as, or to a greater  extent than,  the
      Subordinated  Debt is  subordinate  to the Senior Debt as provided in this
      Article XI, (y) are not payable prior to the payment in full of the Senior
      Debt and (z) have other  material terms which are at least as favorable to the holders of the Senior Debt at the time outstanding as the terms of the
      Subordinated  Debt) shall be paid by the  liquidating  trustee or agent or other  person  making such payment or  distribution,  whether a trustee in bankruptcy,  a receiver or liquidating  trustee or otherwise,  directly to the holders of Senior Debt or their  representative or  representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate  amounts  remaining unpaid on account of the principal of and interest and premium (if any) on, the Senior Debt held or  represented by each,  to the extent  necessary  to make payment in full in cash of all
      Senior  Debt  remaining  unpaid,  after  giving  effect to any  concurrent payment or distribution to the holders of such Senior Debt; and

            (iii) in the event that, notwithstanding the foregoing provisions of this Section  11.02,  any Investor shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash,  property or securities,  including any such payment or distribution which may be payable or  deliverable by reason of the payment of any other
      Indebtedness  of the  Company  being  subordinated  to the  payment of the
      Subordinated Debt (but excluding any payment of the character described in the  parenthetical  clause in the foregoing clause (ii)) before all Senior
      Debt is paid in full in  cash,  then and in such  event  such  payment  or distribution  shall be held in trust for the  holders  of Senior  Debt and paid over or delivered  forthwith to the trustee in bankruptcy,  receiver, liquidating  trustee,  custodian,  assignee,  agent or other Person making payment or  distribution  of assets of the Company for  application to the payment of all Senior Debt remaining  unpaid,  to the extent  necessary to pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

            If the  Investors  shall have failed to file proper claims or proofs of claim with respect to the Notes in any  proceeding of the type referred to in the first  sentence of this Section 11.02 prior to 30 days before the expiration of the time to file such claims or proofs of claim, the Investors hereby appoint and  empower  the Senior  Debt  Representative  to file such claims or proofs of claim,  and if the Investors  shall fail to vote any such claim at least 15 days prior to the  expiration of the time to vote such claim,  the  Investors  hereby appoint and empower the Senior Debt Representative to vote such claim;  provided that the Senior Debt Representative shall have no obligation to file and/or vote any such  claim.  If the  Senior  Debt  Representative  votes any such  claim in accordance  with the  provisions of this paragraph no Investor shall be entitled to modify,  revoke or  withdraw  such vote.  The  Investors  shall  execute  and deliver,  at the expense of the  holders of the Senior  Debt,  such  agreements, instruments  and  documents  as the Senior Debt  Representative  may  reasonably request to carry out the provisions of this paragraph.

                                       53

            SECTION 11.03 NO PAYMENT IN CERTAIN CIRCUMSTANCES.

            (a) In the event that any  principal  of or  interest  on the Senior
Debt is not paid when due, whether at stated maturity,  by mandatory prepayment, by  acceleration  or otherwise,  but after  expiration of any  applicable  grace period (each a "SENIOR DEBT PAYMENT  DEFAULT"),  then no payment or distribution of any kind or character  (including any acquisition of the Notes) shall be made by the Company, or accepted by any Investor, on account of the Subordinated Debt unless and until such  payment  shall have been made or such Senior Debt Payment
Default is waived in accordance with the terms of such Senior Debt.

            (b) In the event that any Event of Default under, and as defined in, the Senior Credit  Agreement  (other than a SENIOR DEBT PAYMENT DEFAULT) (each a
"Senior Debt Non-Payment Default") shall have occurred and be continuing and the
Company and the Investors shall have received written notice of such Senior Debt
Non-Payment  Default from the Senior Debt  Representative  (a "PAYMENT  BLOCKAGE
NOTICE"), then no payment or distribution of any kind or character shall be made by the Company, or accepted by any Investor, on account of the Subordinated Debt
(including any  repurchase of the Notes) during the period (a "PAYMENT  BLOCKAGE
PERIOD")  commencing  on the date the Company and the  Investors  received  such
Payment  Blockage  Notice  and  ending on the  earlier  of (i) the date 180 days thereafter and (ii) the date on which the Senior Debt Non-Payment Default giving rise to the Payment  Blockage  Period is cured or waived in accordance  with the terms of the Senior  Credit  Documents;  provided that (x) the holders of Senior
Debt shall not be entitled to  institute  a Payment  Blockage  Period more often than once  within  any  period of 360  consecutive  days and (y) no Senior  Debt
Non-Payment  Default or event which,  with the giving of notice  and/or lapse of time, would become a Senior Debt  Non-Payment  Default which existed on the date of the commencement of any such blockage period may be used as the basis for any subsequent  Payment Blockage Notice unless such Senior Debt Non-Payment  Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than 90 consecutive  days (it being  acknowledged  that any subsequent  action,  or  any  breach  of any  financial  covenant  for a  period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Senior Debt Non-Payment  Default after such date pursuant to any  provision  under which a Senior Debt  Non-Payment  Default previously  exists  or  was  continuing  shall  constitute  a  new  Senior  Debt
Non-Payment Default for this purpose).

            (c) The failure of the Company to make any payment  with  respect to the Subordinated Debt by reason of the operation of this Section 11.03 shall not be construed as  preventing  the  occurrence  of an Event of Default  hereunder.
Immediately  upon the  expiration  of any period under this Section 11.03 during which no payment may be made on account of the  Subordinated  Debt,  the Company may resume  making any and all  payments  on  account of the  Subordinated  Debt
(including  any  payment  of  principal,  interest  (including  interest  at the applicable post-default interest rate specified in Section 2.04(b)) or any other amount  missed  during  such  period),  so  long  as such  payment  is not  then prohibited under any other provision of this Agreement.

             (d) The Company will not make any  optional or mandatory  prepayment or  repurchase of the Notes as provided for under Section 3.01 and the Investors shall not accept any amount in respect of such  prepayment  or repurchase to the

                                       54

extent that such prepayment or repurchase is prohibited  under the Senior Credit
Agreement, unless the lenders under the Senior Credit Agreement shall have given their written consent thereto.

            (e) In the event that,  notwithstanding the foregoing, the Investors shall have received any payment  prohibited by the foregoing  provisions of this
Section  11.03,  then and in such event such payment  shall be held in trust for the holders of the Senior Debt and paid over or delivered forthwith to the agent for the holders of the Senior Debt for  application to the Senior Debt remaining unpaid after giving  effect to any  concurrent  payment or  distribution  to the holders of Senior  Debt in respect of the  Senior  Debt.  No amount  paid by the
Company to the  Investors  and paid over by the  Investors to the holders of the
Senior Debt  pursuant to this  Article XI shall,  as between the Company and the
Investors,  be deemed to be a payment  by the  Company  to or on  account of the
Subordinated Debt.

            (f) Notwithstanding anything herein to the contrary, the Company may make any  payment of  interest  "in kind" in respect of the Notes in  accordance with Section 2.04(d).

            (g) The  provisions  of this  Section  11.03  shall not apply to any payment with respect to which Section 11.02 would be applicable.

            SECTION 11.04 PAYMENTS  OTHERWISE  PERMITTED.  Nothing  contained in this Article XI or elsewhere in this Agreement or in the Notes shall prevent the
Company,  at any time  except  during  the  pendency  of any  case,  proceeding, dissolution,  liquidation  or other  winding up,  assignment  for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 11.02 or under the  conditions  described in Section  11.03,  from making payments at any time of the Subordinated Debt.

            SECTION 11.05 SUBROGATION. Subject to the payment in full in cash of all Senior Debt, the Investors  shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash,  property and securities  applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full. For purposes of such  subrogation,  no payments or  distributions  to the  holders  of  Senior  Debt of any  cash,  property  or securities to which the Investors would be entitled except for the provisions of this Article XI, and no payments over pursuant to the provisions of this Article
XI to the holders of Senior Debt by the Investors  shall,  as among the Company, its creditors  (other than holders of Senior Debt),  and the Investors be deemed to be a payment or  distribution  by the  Company to or on account of the Senior
Debt.

            SECTION  11.06  PROVISIONS  SOLELY TO DEFINE  RELATIVE  RIGHTS.  The
provisions  of this  Article XI are and are  intended  solely for the purpose of defining the relative rights of the Investors on the one hand and the holders of
Senior Debt on the other hand. Nothing contained in this Article XI or elsewhere in this Agreement or the Notes is intended to or shall (a) impair,  as among the
Company,  its creditors  (other than holders of Senior Debt) and the  Investors, the obligation of the Company,  which is absolute and  unconditional,  to pay to the  Investors  the  principal  of and  interest or premium (if any) on, and any other amount  payable by the Company  under,  the Notes or this Agreement as and when the same shall become due and payable in accordance  with their  respective terms;  or (b) affect the relative  rights  against the Company of the Investors and  creditors of the Company  (other than the holders of Senior  Debt);  or (c)

prevent the  Investors  from  exercising  all  remedies  otherwise  permitted by applicable law upon default under this  Agreement,  subject to the rights of the holders of Senior Debt (i) in any case, proceeding, dissolution,  liquidation or other winding up,  assignment for the benefit of creditors or other  marshalling of assets and  liabilities  of the  Company  referred  to in Section  11.02,  to receive,  pursuant to and in accordance  with such Section,  cash,  property and securities  otherwise  payable or deliverable  to the Investors,  (ii) under the conditions  specified in Section  11.03,  to prevent any payment  prohibited  by
Section 11.03 or (iii) pursuant to Section 11.12.

            SECTION 11.07 NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Debt to enforce  subordination  as herein provided  shall at any time in any way be  prejudiced  or impaired by any act or failure to act on the part of the  Company  or by any act or failure to act,  in good faith, by any such holder, or by any non-compliance by the Company with the terms,  provisions and covenants of this Agreement,  regardless of any knowledge thereof any such holder may have or be otherwise  charged  with.  Without in any way limiting the  generality  of the foregoing  sentence,  the holders of Senior
Debt may, at any time and from time to time, without the consent of or notice to the Investors,  without  incurring  responsibility  to the Investors and without impairing  or  releasing  the  subordination  provided in this Article XI or the obligations hereunder of the Investors to the holders of Senior Debt, do any one or more of the  following:  (a) change the manner,  place or terms of payment or extend the time of payment of, or renew or alter,  Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b)
sell, exchange,  release or otherwise deal with any property pledged,  mortgaged or  otherwise  securing  Senior  Debt,  or waive any  provision  thereof  or the occurrence  of any default  thereunder;  (c)  release  any Person  liable in any manner for the  collection  of Senior  Debt;  and (d)  exercise or refrain  from exercising any rights against the Company and any other Person.

            SECTION 11.08 NOTICE TO INVESTORS. Notwithstanding the provisions of this Article XI or any other  provision of this  Agreement,  the Investors shall not be charged with  knowledge of the existence of any facts that would prohibit the making of any payment to it in respect of the Subordinated  Debt, unless and until the Investors  shall have received  written notice thereof from an Obligor or a holder of Senior Debt or from any  trustee,  fiduciary  or agent  therefor;
and,  prior to the receipt of any such written  notice,  the Investors  shall be entitled in all respects to assume that no such facts exist. The Investors shall be  entitled  to rely on the  delivery  to it of a  written  notice  by a Person representing  itself to be a holder of Senior Debt (or a trustee,  fiduciary  or agent  therefor)  to  establish  that such  notice has been given by a holder of
Senior Debt (or a trustee,  fiduciary or agent therefor).  In the event that the
Investors determine in good faith that further evidence is required with respect to the right of any  Person as a holder of  Senior  Debt to  participate  in any payment or  distribution  pursuant to this Article XI, the Investors may request such Person to furnish evidence to the reasonable  satisfaction of the Investors as to the amount of Senior  Debt held by such  Person,  the extent to which such
Person is entitled to participate in such payment or distribution  and any other facts  pertinent  to the rights of such Person under this Article XI and if such evidence is not  furnished,  the  Investors may defer any payment to such Person pending  judicial  determination  as to the right of such Person to receive such payment.

            SECTION 11.09  RELIANCE.  Upon any payment or distribution of assets of the Company  referred to in this Article XI, the Investors  shall be entitled to rely upon any order or decree entered by any court of competent  jurisdiction

                                       56

in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution,  winding  up  or  similar  case  or  proceeding  is  pending,  or a certificate  of  the  trustee  in  bankruptcy,  receiver,  liquidating  trustee, custodian,  assignee for the benefit of creditors,  agent or other Person making such  payment or  distribution,  delivered to the  Investors  for the purpose of
ascertaining   the  Persons   entitled  to   participate   in  such  payment  or
distribution,  the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

            SECTION  11.10  REINSTATEMENT.  If, at any time,  all or part of any payment with respect to Senior Debt theretofore made by the Company or any other
Person is rescinded or must  otherwise be returned by the holders of Senior Debt
for  any  reason   whatsoever   (including   the   insolvency,   bankruptcy   or
reorganization  of  the  Company  or  such  other  Person),   the  subordination
provisions  set forth in this  Article XI shall  continue to be  effective or be reinstated, as the case may be, all as though such payment had not been made. It is further  agreed that any  diminution  (whether  pursuant  to court  decree or otherwise,  including without limitation for any of the reasons described in the immediately preceding sentence) of any Subsidiary Guarantor's obligation to make any  distribution  or payment in respect of any Senior  Debt of such  Subsidiary
Guarantor,  except  to the  extent  such  diminution  occurs  by  reason  of the repayment (which has not been disgorged or returned) of such Senior Debt of such
Subsidiary  Guarantor in cash, shall have no force or effect for purposes of the subordination  provisions  contained  in this  Article XI, with any  turnover of payments as otherwise calculated pursuant to this Article XI to be made as if no such diminution had occurred.

            SECTION  11.11  SUBSIDIARY  GUARANTEES.   The  obligations  of  each
Subsidiary  Guarantor  under Article X are  subordinate  and subject in right of payment in full in cash of any Senior Debt of such  Subsidiary  Guarantor to the same extent and in the same manner set forth in the preceding provisions of this
Article XI and, for purposes of applying this Section 11.11,  references in such preceding  sections to "the  Company"  shall be deemed to refer to the  relevant
Subsidiary Guarantor.

            SECTION 11.12 LIMITATIONS ON REMEDIES.

            (a)  Notwithstanding  anything  contained  herein  to the  contrary, during any period  commencing on the occurrence of a Senior Debt Payment Default or the date of receipt of a Payment  Blockage Notice under Section  11.03(b) and ending on the earlier of (i) the date on which such Senior Debt Payment  Default or the default that is the subject of such Payment Blockage Notice,  as the case may be, is cured or waived or (ii) 120 days after the  occurrence of such Senior
Debt Payment  Default or the receipt by the  Investors of such Payment  Blockage
Notice,  as the case may be, the Investors shall not (A) accelerate the Notes as provided in Section  9.01,  (B) initiate any  judicial  proceeding  or action to collect  the Notes or (C)  initiate  any  case,  proceeding  or other  action in respect of any  Obligor of the type  referred to in clause (a) or (b) of Section
11.02 unless,  prior to the expiration of such period, (x) the holder or holders
(or their  respective  agent(s)) of any Senior Debt shall take any action of the type  referred  to in clauses  (A),  (B) and (C) above in respect of such Senior
Debt or (y) any Senior  Debt  and/or  the  Subordinated  Debt shall have  become automatically due and payable in accordance with their respective terms.

                                       57

            (b) Prior to taking  any action of the type  referred  to in clauses
(A), (B) and (C) of Section  11.12(a),  the Investors shall give the Senior Debt
Representative not less than 5 Business Days' notice of the Investors' intent to take any such action (which notice may be given during the  continuation  of any period  during which the  Investors are blocked from  receiving  payments  under
Section 11.03).

            SECTION 11.13 NOTICES. All notices or other communications  required or  permitted  to be made by the  holders  of  Senior  Debt or the  Senior  Debt
Representative to the Investors shall be made to the Investor Representative, at its address provided under Section 12.01 (and upon receipt of any such notice or communication,  the Investor Representative shall furnish a copy thereof to each
Investor, and receipt thereof by the Investor  Representative shall be deemed to satisfy  the  requirements  of  this  Article  XI for  delivery  thereof  to the
Investors).  By  acceptance  of the  benefits of this Article XI, the holders of
Senior   Debt  agree  with  the   Investors   that  (i)  all  notices  or  other
communications  required or  permitted  to be made to the holders of Senior Debt under this Article XI by the  Investors or the  Investor  Representative  may be
made to the Senior Debt Representative at its address specified in Section 10.03 of the Senior  Credit  Agreement  and (ii) BNP Paribas  shall be the Senior Debt
Representative  for  all  purposes  hereof  until  such  time  as  the  Investor
Representative  shall have  received  notice in writing  from BNP Paribas or the
then  current   Senior  Debt   Representative   specifying  a  new  Senior  Debt
Representative,  following which the Investor  Representative  and each Investor shall be fully protected in dealing solely with such Senior Debt  Representative for purposes of this Article XI.

                                   ARTICLE XII

                                  MISCELLANEOUS

            SECTION  12.01  NOTICES.  Except  in the case of  notices  and other communications  expressly  permitted to be given by  telephone,  all notices and other  communications  provided  for  herein  shall be in  writing  and shall be delivered  by  hand  or  overnight  courier  service,  mailed  by  certified  or registered mail or sent by telecopy,  to the intended  recipient  thereof at its respective  address  (or  telecopy  number)  set forth  beneath  its name on the signature  pages  hereto.  Any party  hereto may change its  address or telecopy number for notices  and other  communications  hereunder  by notice to the other parties hereto. All notices and other  communications  given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt or if mailed by certified mail or registered  mail, on the date three days after the date of mailing.

            SECTION 12.02 WAIVERS; AMENDMENTS.

            (a) No failure or delay by any Investor in  exercising  any right or power  hereunder  shall  operate  as a waiver  thereof,  nor shall any single or
partial   exercise  of  any  such  right  or  power,   or  any   abandonment  or
discontinuance of steps to enforce such a right or power,  preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors  hereunder are cumulative and are not exclusive of any  rights  or  remedies  that  they  would  otherwise  have.  No waiver of any

                                       58

provision  of  this  Agreement  or  consent  to any  departure  by the  Obligors therefrom shall in any event be effective  unless the same shall be permitted by paragraph  (b) of this Section  12.02,  and then such waiver or consent shall be effective  only in the  specific  instance  and for the purpose for which given.
Without  limiting the generality of the foregoing,  the issuance of a Note shall not be construed as a waiver of any Default,  regardless of whether any Investor may have had notice or knowledge of such Default at the time.

            (b) Neither this  Agreement nor any provision  hereof may be waived, amended or modified  except  pursuant to an agreement or  agreements  in writing entered into by the Obligors and the Required  Investors;  provided that no such agreement shall (i) increase the commitment of any Investor  without the written consent of such Investor, (ii) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any fees payable hereunder,  without the written consent of each Investor affected thereby,  (iii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, or any fees  payable  hereunder,  or reduce the amount of, waive or excuse any such payment,  or postpone the scheduled  date of expiration of any commitment of any
Investor,  without the written consent of each Investor affected  thereby,  (iv)
change any provision of this  Agreement that would alter the pro rata sharing of payments required thereunder,  without the written consent of each Investor,  or
(v) change any of the  provisions  of this Section  12.02 or the  definition  of
"Required  Investors" or any other  provision  hereof  specifying  the number or percentage of Investors  required to waive, amend or modify any rights hereunder or make any  determination or grant any consent  hereunder,  without the written consent of each  Investor;  provided  further that no such waiver,  amendment or modification  shall be effective  unless consented to by the requisite number of lenders  under the Senior  Credit  Agreement  as required  by the Senior  Credit
Agreement as in effect on the date hereof.  Notwithstanding  anything  herein to the  contrary,  in the event  that  within 60 days  after the  Closing  Date the
Company requests the Investors to amend or modify this Agreement to increase the aggregate  principal amount of the Notes issued  hereunder,  such amendment will require the consent of each Investor.

            SECTION 12.03 EXPENSES; INDEMNITY: DAMAGE WAIVER.

            (a) The Company shall pay (i) all reasonable  out-of-pocket expenses incurred by any Investor and its  Affiliates,  including  the  reasonable  fees, charges and  disbursements of Milbank,  Tweed,  Hadley & McCloy LLP, special New
York  counsel  to  JPMorgan  Partners,   in  connection  with  the  preparation,
negotiation,  execution  and  delivery  of  this  Agreement  or any  amendments,
modifications  or  waivers  of  the  provisions   hereof  (whether  or  not  the
transactions  contemplated  hereby or thereby shall be consummated) and (ii) all out-of-pocket  expenses  incurred  by any  Investor,  including  the above fees, charges and  disbursements  of any counsel for any Investor,  in connection with the  enforcement or protection of its rights in connection  with this Agreement, including its rights under this Section 12.03,  or in connection  with the Notes issued  hereunder,  including in connection with any workout,  restructuring  or negotiations in respect thereof.

            (b) The Company  shall  indemnify  each  Investor,  and each Related
Party  of any of the  foregoing  Persons  (each  such  Person  being  called  an
"INDEMNITEE")  against,  and hold each  Indemnitee  harmless  from,  any and all losses, claims, damages,  liabilities and related expenses,  including the fees, charges and  disbursements  of any counsel  for any  Indemnitee,  incurred by or

                                       59

asserted  against any  Indemnitee  arising out of, in  connection  with, or as a result of (i) the  execution or delivery of this  Agreement or any  agreement or instrument  contemplated  hereby, the performance by the parties hereto of their respective  obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Note or the use of the proceeds therefrom,  (iii)  any  actual or  alleged  presence  or  release  of  Hazardous
Materials on or from any property owned or operated by the Company or any of its
Subsidiaries,  or any Environmental  Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding  relating to any of the foregoing,  whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto;  provided that such indemnity shall not, as to any Indemnitee, be available  to the extent  that such  losses,  claims,  damages,  liabilities  or related  expenses are determined by a court of competent  jurisdiction  by final and nonappealable  judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. Promptly after receipt by an Indemnitee of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought hereunder, such Indemnitee will notify the
Company in writing of such  complaint or of the  commencement  of such action or proceeding,  but failure so to notify the  Company  will not relieve the Company from any liability which the Company may have hereunder or otherwise,  except to the extent that such failure materially  prejudices the Company's rights. If the
Company so elects or is  requested by such  Indemnitee,  the Company will assume the defense of such action or  proceeding,  including the  employment of counsel reasonably  satisfactory  to such  Indemnitee  and the  payment  of the fees and disbursements of such counsel,  and in such event such Indemnitee will cooperate in connection  therewith as reasonably  requested by the Company (subject to the expenses of such Indemnitee  being reimbursed by the Company as provided above).
In the event,  however, such Indemnitee reasonably determines that having common counsel would present such counsel with a conflict of interest or if the Company fails to assume the defense of the action or proceeding in a timely manner, then such  Indemnitee  may employ  separate  counsel to represent or defend it in any such action or  proceeding  and the  Company  will pay the  reasonable  fees and disbursements of such counsel,  provided,  however, that the Company will not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified  Parties in any jurisdiction in any single action or proceeding.
In any action or  proceeding  the  defense  of which the  Company  assumes,  any
Indemnitee  will have the right to participate in such  litigation and to retain its own counsel at such Indemnitee's own expense.

            (c) To the extent  permitted by applicable  law, the Obligors  shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect,  consequential or punitive damages (as opposed to direct or actual damages)  arising out of, in connection with, or as a result of, this  Agreement or any  agreement or  instrument  contemplated  hereby,  the
Transactions, any Note or the use of the proceeds thereof.

            (d) All  amounts  due under  this  Section  12.03  shall be  payable promptly after written demand therefor.

            SECTION 12.04 SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, all future holders of the Notes, and their respective  successors and assigns permitted hereby,  except that no Obligor may

                                       60

assign or otherwise transfer any of its rights or obligations  hereunder without the prior written  consent of each  Investor  (and any  attempted  assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this  Agreement,  expressed  or implied,  shall be  construed to confer upon any
Person (other than the parties hereto,  their respective  successors and assigns permitted hereby and, to the extent expressly  contemplated  hereby, the Related
Parties of each of the  Investors  and,  to the  extent  expressly  provided  in
Article XI, the holders of Senior Debt and the Senior Debt  Representative)  any
legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Notwithstanding anything herein to the contrary, no Investor may assign all or any  portion of its rights  under this  Agreement  and the Note(s)
held by such  Investor (i) to a Person  engaged in the operation of any business involving  the sale of carbonic gas or the rental of bulk CO2  cylinders or high pressure cylinders, (ii) to any Person other than a Qualified Investor and (iii)
unless  such  assignment  complies  with the  registration  requirements  (or an applicable  exemption  therefrom)  under the  Securities  Act and any applicable state  securities  laws.  From and after the effective date of any transfer of a
Note by any holder thereof to another  Person,  such Person shall become a party to this  Agreement,  be an "Investor" for all purposes hereof and, to the extent of the  interest  assigned  pursuant  to such  transfer,  have  the  rights  and obligations of an Investor under this Agreement,  and the relevant  transferring
Investor shall, to the extent of the interest assigned thereby, be released from its obligations  under this Agreement (and, in the case of any transfer covering all of such transferring Investor's rights and obligations under this Agreement, such Investor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 12.03).

            (c) The  Company  shall  keep at its  principal  executive  office a register for the  registration  and registration of transfers of Notes. The name and address of each holder of one or more Notes,  each transfer  thereof and the name and address of each  transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be  registered  shall be deemed and  treated as the owner and holder thereof for all purposes  hereof,  and the Company shall not be affected by any notice or knowledge to the  contrary.  The Company shall give to any  holder  of a Note  that  is a  Qualified  Investor  promptly  upon  request therefor,  a  complete  and  correct  copy of the  names  and  addresses  of all registered holders of Notes.

            (d) Upon surrender of any Note at the principal  executive office of the Company  for  registration  of  transfer  or exchange  (and in the case of a surrender  for  registration  of transfer,  duly  endorsed or  accompanied  by a written  instrument of transfer duly executed by the  registered  holder of such
Note or his attorney duly  authorized in writing and  accompanied by the address for notices of each transferee of such Note or part thereof),  the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor,  in an aggregate  principal  amount  equal  to  the  unpaid  principal  amount  of  the surrendered  Note.  Each such new Note shall be  payable to such  Person as such holder may  request  and shall be  substantially  in the form of Exhibit A. Each such new Note shall be dated and bear interest  from the date to which  interest shall  have  been  paid  on the  surrendered  Note  or  dated  the  date  of the surrendered  Note if no interest  shall have been paid thereon.  The Company may

                                       61

require  payment  of a sum  sufficient  to cover any  stamp tax or  governmental charge  imposed in respect of any such  transfer  of Notes.  Notes  shall not be transferred in denominations of less than $2,000,000, provided that if necessary to enable the  registration  of  transfer  by a holder of its entire  holding of
Notes,  one  Note  may  be  in a  denomination  of  less  than  $2,000,000.  Any transferee,  by its acceptance of a Note  registered in its name (or the name of its  nominee),  shall be deemed to have  made the  representations  set forth in
Article IV.

            SECTION 12.05 SURVIVAL. All covenants,  agreements,  representations and  warranties  made by the Obligors  herein and in the  certificates  or other instruments  delivered in connection with or pursuant to this Agreement shall be considered  to have been  relied  upon by the  other  parties  hereto  and shall survive the  execution  and delivery of this  Agreement  and the issuance of any
Note  regardless  of any  investigation  made by any such other  party or on its behalf and notwithstanding that any Investor may have had notice or knowledge of any Default or  incorrect  representation  or warranty at the time any credit is extended  hereunder,  and shall continue in full force and effect as long as the principal of or any accrued  interest on any Note or any fee or any other amount payable  under this  Agreement is  outstanding  and unpaid.  The  provisions  of
Section  12.03 shall  survive and remain in full force and effect  regardless of the consummation of the transactions  contemplated  hereby, the repayment of the
Notes or the termination of this Agreement or any provision hereof.

            SECTION  12.06  COUNTERPARTS;   INTEGRATION;   EFFECTIVENESS.   This
Agreement may be executed in  counterparts  (and by different  parties hereto on different counterparts),  each of which shall constitute an original, but all of which when taken together  shall  constitute a single  contract.  This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written,  relating  to  the  subject  matter  hereof.  Delivery  of an  executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 12.07 SEVERABILITY.  Any provision of this Agreement held to be invalid,  illegal or  unenforceable  in any  jurisdiction  shall,  as to such jurisdiction,  be  ineffective to the extent of such  invalidity,  illegality or unenforceability without affecting the validity,  legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a  particular  jurisdiction  shall not  invalidate  such  provision in any other jurisdiction.

            SECTION 12.08  GOVERNING  LAW;  JURISDICTION;  CONSENT TO SERVICE OF
PROCESS.

            (a)  This  Agreement  shall  be  construed  in  accordance  with and governed by the law of the State of New York.

            (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property,  to the nonexclusive  jurisdiction of the Supreme Court of the State of New York  sitting in New York  County  and of the United  States
District  Court of the Southern  District of New York,  and any appellate  court from any thereof, in any action or proceeding arising out of or relating to this
Agreement,  or for  recognition or enforcement of any judgment,  and each of the parties hereto hereby irrevocably and unconditionally  agrees that all claims in respect of any such action or proceeding may be heard and determined in such New

                                       62

York State or, to the extent  permitted by law, in such Federal  court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive  and may be enforced in other  jurisdictions  by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any  Investor  may  otherwise  have to bring any action or proceeding  relating to this Agreement  against any Obligor or its properties in the courts of any jurisdiction.

            (c) Each Obligor hereby irrevocably and  unconditionally  waives, to the fullest extent it may legally and  effectively do so, any objection which it may now or  hereafter  have to the  laying  of  venue  of any  suit,  action  or proceeding arising out of or relating to this Agreement in any court referred to in Section 12.08(b).  Each of the parties hereto hereby  irrevocably  waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement  irrevocably consents to service of process in the manner  provided  for notices in Section  12.01.  Nothing in this
Agreement  will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 12.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
TO THE FULLEST  EXTENT  PERMITTED BY APPLICABLE  LAW, ANY RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY LEGAL PROCEEDING  DIRECTLY OR INDIRECTLY  ARISING OUT OF OR
RELATING TO THIS  AGREEMENT OR THE  TRANSACTIONS  CONTEMPLATED  HEREBY  (WHETHER
BASED ON CONTRACT,  TORT OR ANY OTHER  THEORY).  EACH PARTY HERETO (A) CERTIFIES
THAT NO  REPRESENTATIVE,  AGENT OR ATTORNEY OF ANY OTHER PARTY HAS  REPRESENTED,
EXPRESSLY  OR  OTHERWISE,  THAT SUCH  OTHER  PARTY  WOULD  NOT,  IN THE EVENT OF
LITIGATION,  SEEK TO ENFORCE THE FOREGOING WAIVER AND (B)  ACKNOWLEDGES  THAT IT
AND THE OTHER PARTIES  HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,
AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.09.

            SECTION 12.10 HEADINGS.  Article and Section  headings and the Table of Contents used herein are for  convenience of reference  only, are not part of this  Agreement  and shall not  affect  the  construction  of, or be taken  into consideration in interpreting, this Agreement.

            SECTION  12.11  CONFIDENTIALITY.  Each of the  Investors  agrees  to maintain the confidentiality of the Information (as defined below),  except that
Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents,  including  accountants,  legal counsel and other advisors
(it being  understood  that the Persons to whom such  disclosure is made will be informed of the  confidential  nature of such Information and instructed to keep such  Information  confidential),  (b) to the extent requested by any regulatory authority,  (c) to the extent  required by applicable  laws or regulations or by any  subpoena  or  similar  legal  process  (and the  Investor  or the  Investor
Representative shall promptly notify the Company of any such disclosure), (d) to any other party to this  Agreement,  (e) in connection  with the exercise of any remedies hereunder or any suit, action or proceeding  relating to this Agreement or the enforcement of rights hereunder,  (f) subject to an agreement  containing provisions  substantially  the  same as  those  of this  Section  12.11,  to any transferee permitted under Section 12.04 (including  prospective  transferee) of its rights or  obligations  under this  Agreement,  (g) with the  consent of the

                                       63

Company or (h) to the extent such  Information  (i) becomes  publicly  available other  than as a  result  of a breach  of this  Section  12.11  or (ii)  becomes available  to any Investor on a  nonconfidential  basis from a source other than the Company.  For the purposes of this Section  12.11,  "Information"  means all information  received from the Company relating to the Company or any Subsidiary or their respective business,  other than any such information that is available to any Investor on a  nonconfidential  basis prior to disclosure by the Company;
provided  that, in the case of  information  received from the Company after the date hereof,  such information is clearly  identified at the time of delivery as confidential unless such information is received pursuant to an inspection under
Section 7.06. Any Person required to maintain the confidentiality of Information as provided in this Section  12.11 shall be considered to have complied with its obligation  to do so if such  Person has  exercised  the same  degree of care to maintain the  confidentiality of such Information as such Person would accord to
its  own   confidential   information  and  has  taken  measures  to  cause  its
representatives  to do the same.  Each holder of a Note, by its  acceptance of a
Note,  will be deemed to have  agreed to be bound by and to be  entitled  to the benefits  of this  Section  12.11 as though  it were a party to this  Agreement.
Notwithstanding the foregoing, the Investors and the Obligors (and each of their respective  employees,  representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the  transactions  contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person  relating  to  such  tax  treatment  or tax  structure,  other  than  any information for which  nondisclosure is reasonably  necessary in order to comply with applicable  securities  laws, and except that, with respect to any document or similar item that in either case contains information concerning the U.S. tax treatment  or  U.S.  tax  structure  of  such  transactions  as  well  as  other information, this paragraph shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   NUCO2 INC.

                                   By: /s/ Robert R. Galvin
                                       -----------------------------------------
                                       Title: Chief Financial Officer

                                   Address for Notices:

                                   NuCo2 Inc.
                                   2800 S.E. Market Place
                                   Stuart, Florida  34997
                                   Attention:  Robert R. Galvin
                                   Fax No.:  772-221-1690
                                   Telephone No.:  772-221-1754

                              SUBSIDIARY GUARANTORS

                          [None as of the Closing Date]

AMOUNT OF NOTE                             INVESTORS

$11,528,918.31                             J.P. MORGAN PARTNERS (BHCA). L.P.

                                           BY: JPMP MASTER FUND MANAGER, L.P.,
                                               ITS GENERAL PARTNER

                                           BY: JPMP CAPITAL CORP.,
                                               ITS GENERAL PARTNER

                                           By: /s/ Richard D. Waters, Jr.
                                               ---------------------------------
                                               Name:
                                               Title:

$2,027,686.25                              J.P. MORGAN PARTNERS Global investors, L.P.

                                           BY: JPMP GLOBAL INVESTORS, L.P.,
                                               ITS GENERAL PARTNER

                                           BY: JPMP CAPITAL CORP.,
                                               ITS GENERAL PARTNER

                                           By: /s/ Richard D. Waters, Jr.
                                               ---------------------------------
                                               Name:
                                               Title:

$1,017,990.31                              J.P. MORGAN PARTNERS GLOBAL
                                           INVESTORS (CAYMAN), L.P.

                                           BY: JPMP GLOBAL INVESTORS, L.P.,
                                               ITS GENERAL PARTNER

                                           BY: JPMP CAPITAL CORP.,
                                               ITS GENERAL PARTNER

                                           By: /s/ Richard D. Waters, Jr.
                                               ---------------------------------
                                               Name:
                                               Title:

$311,561.54                                J.P. MORGAN PARTNERS GLOBAL
                                           INVESTORS A,  L.P.

                                           BY: JPMP GLOBAL INVESTORS, L.P.,
                                               ITS GENERAL PARTNER

                                           BY: JPMP CAPITAL CORP.,
                                               ITS GENERAL PARTNER

                                           By: /s/ Richard D. Waters, Jr.
                                               ---------------------------------
                                               Name:
                                               Title:

$113,843.59                                J.P. MORGAN PARTNERS GLOBAL
                                           INVESTORS (CAYMAN) II,  L.P.

                                           BY: JPMP GLOBAL INVESTORS, L.P.,
                                               ITS GENERAL PARTNER

                                           BY: JPMP CAPITAL CORP.,
                                               ITS GENERAL PARTNER

                                           By: /s/ Richard D. Waters, Jr.
                                               ---------------------------------
                                               Name:
                                               Title:

                                           Address for Notices for the foregoing
                                           Investors:

                                           J.P. Morgan Partners (BHCA), L.P.
                                           1221 Avenue of the Americas
                                           New York, New York 10020-1080
                                           Attention: Mr. Richard D. Waters, Jr.
                                           Fax No.: (212) 899-3661
                                           Telephone No.: (212) 899-3663

$3,000,000                                 BETTINA LOORAM PRIVATSTIFTUNG

                                           By: /s/ Craig Burr
                                               ---------------------------------
                                               Name: Craig Burr
                                               Title: Trustee

                                           Address for Notices:
                                           --------------------

                                           Bettina Looram Privatstiftung
                                           c/o Craig Burr
                                           8 Hubbard Park Road
                                           Cambridge, MA 02138
                                           Telephone:
                                           Fax:

$2,000,000                                 KBGM LLC

                                           By: /s/ Francis Kingsley
                                               ---------------------------------
                                               Title: Authorized Agent

                                           Addresses for Notices:
                                           ----------------------

                                           KBGM LLC
                                           c/o Francis Kingsley
                                           Kingsley Business Services
                                           8-D Pleasant Street, 2nd Floor
                                           South Natick, MA 01760
                                           Telephone: (508) 647-3700
                                           Fax:

$10,000,000                                THE ROYAL BANK OF SCOTLAND PLC

                                           By: /s/ Matthew Headington
                                               ---------------------------------
                                               Name: Matthew Headington
                                               Title: Director

                                           Addresses for Notices:
                                           ----------------------

                                           The Royal Bank of Scotland
                                           101 Park Avenue
                                           New York, NY 10178
                                           Attention: Una Corr
                                           Telephone: (212) 401-1354
                                           Fax: (212) 401-1396